                                                             Exhibit 10(v)(c)(4)









                                      LEASE


                                     between


                               ALX OF PARAMUS LLC

                                                    Landlord


                                       and


                               IKEA PROPERTY, INC.

                                                             Tenant



                           Dated as of October 4, 2001

                                Table of Contents

                                                                            Page
                                                                            ----

Section 1.   Definitions ..................................................   1
Section 2.   Demise of Premises ...........................................  10
Section 3.   No Warranty by Landlord ......................................  11
Section 4.   Term .........................................................  11
Section 5.   Rent .........................................................  11
Section 6.   Basic Term Loan and Extended Term Loan .......................  13
Section 7.   Net Lease; Non-Terminability; Tenant's Liability .............  14
Section 8.   Use ..........................................................  15
Section 9.   Surrender ....................................................  15
Section 10.  Construction ................................................   16
Section 11.  Governmental Actions, Easements, Etc ........................   17
Section 12.  Alterations .................................................   18
Section 13.  Maintenance and Repairs .....................................   19
Section 14.  Claims Against Landlord .....................................   20
Section 15.  Inspection ..................................................   20
Section 16.  Liens and Encroachments .....................................   20
Section 17.  Impositions; Utility Services ...............................   20
Section 18.  Indemnification .............................................   21
Section 19.  Compliance With Legal and Insurance Requirements and
             Instruments of Record .......................................   22
Section 20.  Taking ......................................................   22
Section 21.  Insurance ...................................................   24
Section 22.  Damage or Destruction .......................................   27
Section 23.  Assignment by Tenant ........................................   28
Section 24.  Rights of Leasehold Mortgagees ..............................   29
Section 25.  Subletting ..................................................   33
Section 26.  Advances by Landlord ........................................   35
Section 27.  Permitted Contests ..........................................   36
Section 28.  Conditional Limitations; Default Provisions .................   37
Section 29.  Remedies of Landlord; Waivers ...............................   38
Section 30.  Quiet Enjoyment; Subordination to Qualified Fee Mortgage ....   40
Section 31.  Certificates ................................................   40
Section 32.  Consents, Approvals, Etc ....................................   41
Section 33.  Notices, Demands, Etc .......................................   41
Section 34.  Limitation on Landlord's Liability ..........................   42
Section 35.  No Merger of Title ..........................................   43
Section 36.  Relationship of Parties .....................................   43
Section 37.  Separability ................................................   43
Section 38.  Brokers .....................................................   43
Section 39.  Entire Agreement ............................................   43
Section 40.  Amendments ..................................................   43
Section 41.  Recording of Lease ..........................................   43
Section 42.  Rules of Usage ..............................................   44

                                 Table of Contents
                                    (continued)

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Section 43.  Governing Law ...............................................   45
Section 44.  Counterpart Execution .......................................   45
Section 45.  Environmental Matters .......................................   45
Section 46.  Purchase Option .............................................   47
Section 47.  SPE Covenants ...............................................   48
Section 48.  Confidentiality .............................................   49


Schedule A - Description of Land

Exhibit A - Form of Deed

         LEASE dated as of October 4, 2001 between ALX OF PARAMUS LLC, a Delaware limited liability company ("Landlord"), and IKEA PROPERTY, INC., a Delaware corporation ("Tenant").

         SECTION 1. DEFINITIONS.

         Except as otherwise specified or as the context may otherwise require, the following terms have the meanings set forth below for all purposes of this Lease and the definitions of such terms are equally applicable both to the singular and the plural forms thereof:

         ADDITIONAL INSUREDS is defined in Section 21(d).

         AFFILIATE, with respect to any person, means any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         APPLICABLE LAWS means all applicable laws, statutes, treaties, codes, acts, ordinances, orders, interpretations, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of and agreements with all courts and Governmental Authorities, foreseen or unforeseen, ordinary or extraordinary.

         BASIC TERM is defined in Section 4(a).

         BASIC TERM LOAN means the loan outstanding from time to time during the Basic Term from an Institutional Lender to Landlord and secured by the Qualified Fee Mortgage, provided (i) the principal amount of the loan is $68,000,000, unless otherwise agreed in writing by Landlord, Tenant and such Institutional Lender or reduced by the application of condemnation awards or proceeds pursuant to this Lease, (ii) the loan shall be non-recourse to Landlord and shall be secured solely by Landlord's interest in the Premises and Landlord's interest as Landlord under this Lease, (iii) no parent, affiliate or subsidiary of Landlord, or any officer, director or employee of any of the foregoing shall be required to obligate itself or himself on the note evidencing the loan or execute any indemnity or guaranty with respect to the loan and Landlord shall not be required to execute any indemnity or guaranty with respect to the loan, (iv) the conditions to closing contained in the commitment therefor and the other terms contained therein shall be consistent with industry standards for similar loans then being made by Institutional Lenders, (v) the term thereof shall be at least seven years, (vi) such loan shall require the payment of interest only and (vii) such loan shall be prepayable during the Basic Term only if Tenant makes the payments required pursuant to Section 6(b).

         BASIC TERM LOAN DOCUMENTS means all documents evidencing or securing, or delivered in connection with, the Basic Term Loan.

         CONTAMINANT means any pollutant or substance that is or may be harmful to human health, natural resources or the environment and any hazardous substance, radioactive substance, hazardous material, toxic substance, hazardous waste, medical or infectious waste, radioactive waste, special waste, industrial waste, petroleum or petroleum-derived substance or waste, asbestos, PCBs, pesticide, explosive, paint or coating containing lead or mercury, urea formaldehyde, radon, or any hazardous, toxic, radioactive, or infectious constituent thereof defined as such or, regulated under Environmental Laws as harmful to human health, natural resources or the environment.

         CPI means the Consumer Price Index for All Urban Consumers, CPI-U, N.Y.-Northern N.J. - Long Island, NY-NJ, All Items (1982-84--100), published by the Bureau of Labor Statistics of the U.S. Department of Labor, or any successor index thereto.

         CURRENT DOLLARS means that the dollar amount to which it refers shall be increased (but not decreased) at two-year intervals commencing with 2003 as necessary to adjust such amount for inflation by multiplying such amount by a fraction, the numerator of which is the CPI for the month immediately preceding the month in which each such adjustment shall be made, and the denominator of which is the CPI for the month in which the date of this Lease occurs. If the CPI is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if such Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the CPI ceases to be published, and there is no successor thereto, such other index as Landlord shall reasonably select shall be substituted for the CPI.

         DEPOSITARY means:

         (i) the Qualified Fee Mortgagee, or Escrow Agent, if the Qualified Fee Mortgagee is an Institutional Lender, or

         (ii) the First Leasehold Mortgagee, or Escrow Agent, if clause (i) is not applicable and the First Leasehold Mortgagee is an Institutional Lender, or

         (iii) if clauses (i) and (ii) are not applicable, Tenant or an Affiliate of Tenant if it is an Institutional Lender, or

         (iv) if clauses (i), (ii) and (iii) are not applicable, a bank or trust company selected by Landlord having a combined capital and surplus (as shown by its most recent financial statement distributed to its shareholders) of at least $50,000,000 in Current Dollars and its head office not more than 50 miles from the city in which the Premises are located.

         ELIGIBLE INVESTMENTS means direct obligations of the United States of America and obligations of any agency of the United States of America backed by the full faith and credit of the United States of America.

         ENVIRONMENTAL LAWS means any and all past, present, and future applicable federal, state, local and foreign laws (including duties under the common law), statutes, codes, ordinances, rules, regulations, directives, binding policies, permits, authorizations or orders relating to or addressing the environment, natural resources or human health, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, binding policy, permit, authorization or order relating to (a) the use, handling, disposal, presence, suspected presence, Release, or threatened Release of any Contaminant or (b) worker or public health.

         ESCROW AGENT means any escrow, collateral or lockbox agent designated by a Qualified Fee Mortgagee to receive rent payments.

         EVENT OF DEFAULT is defined in Section 28(a).

         EVENT OF INSOLVENCY means either:

         (i) commencement by Tenant or Guarantor of a voluntary case or other proceeding seeking liquidation, reorganization, moratorium, dissolution, winding-up or composition or readjustment of a substantial portion of its debts or other relief with respect to it or a substantial portion of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the consent by Tenant or Guarantor to any such relief or to the appointment of or taking of possession of any substantial part of its property by any such official in an involuntary case or other proceeding commenced against it, or the making by Tenant or Guarantor of a general assignment for the benefit of creditors, or the taking by Tenant or Guarantor of any corporate action to authorize or consent to any of the foregoing or indicating its consent to or approval of or acquiescence in any of the foregoing;

         (ii) the commencement of an involuntary case or other proceeding against Tenant or Guarantor seeking liquidation, reorganization, moratorium, dissolution, winding-up or composition or readjustment of its debts or other relief with respect to it or a substantial portion of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, which involuntary case or other proceeding shall remain undismissed or unstayed for a period of 90 consecutive days;

         (iii) Tenant's or Guarantor's admission in writing of its inability to pay its debts generally as they become due or declaration or effecting of a general moratorium on payment of its debts; or

         (iv) repudiation or anticipatory breach of this Lease by Tenant or repudiation of the Guaranty by Guarantor.

         EXTENDED TERM is defined in Section 4(b).

         EXTENDED TERM LOAN means the loan which (i) Tenant is required to obtain on behalf of Landlord pursuant to Section 6(c), (ii) is outstanding during the Extended Term, (iii) is made by an Institutional Lender to Landlord and (iv) is secured by the Qualified Fee Mortgage, provided (A) the initial principal amount of the loan is $68,000,000, or such other amount as may then be required to refinance the Basic Term Loan, (B) the loan shall be non-recourse to Landlord and shall be secured solely by Landlord's interest in the Premises and Landlord's interest as Landlord under this Lease, (C) no parent, affiliate or subsidiary of Landlord, or any officer, director or employee of any of the foregoing shall be required to obligate itself or himself on the note evidencing the loan or execute any indemnity or guaranty with respect to the loan and Landlord shall not be required to execute any indemnity or guaranty with respect to the loan, (D) the conditions to closing contained in the commitment therefor and the other terms contained therein shall be consistent with industry standards for similar loans then being made by Institutional Lenders, (E) the term thereof shall be at least 10 years and (F) such loan shall be fully self-amortizing by the end of the Extended Term and shall provide for constant debt service.

         EXTENDED TERM LOAN DOCUMENTS means all documents evidencing or securing, or delivered in connection with, the Extended Term Loan.

         FIRST LEASEHOLD MORTGAGE means at any time the Leasehold Mortgage on the entire Premises which is then prior of record to all other Leasehold Mortgages on the Premises.

         FIRST LEASEHOLD MORTGAGEE means at any time the mortgagee or beneficiary under the First Leasehold Mortgage.

         FIXED RENT means the fixed rent payable by Tenant for the Premises for the Premises pursuant to Section 5(a).

         GOVERNMENTAL ACTION means any of the following affecting the Premises from time to time: permits, inspections, certificates of occupancy, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law.

         GOVERNMENTAL AUTHORITY means any federal, state, local or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority.

         IMPOSITIONS means all taxes, assessments, levies and other governmental charges (including any environmental or transit impact development fee and taxes, assessments, levies and charges for public improvements, benefits or services, no matter when commenced or completed), general, special, ordinary, extraordinary and otherwise, whether or not now customary or within the contemplation of the parties, together with all interest and penalties thereon, which, pursuant to Applicable Laws in effect from time to time, are levied or imposed upon or assessed against:

         (i)      the Premises,

         (ii)     the Rent,

         (iii)    this Lease or the leasehold estate hereby created,

         (iv) the gross receipts from the Premises or the earnings arising from the use thereof,

         (v) Landlord by reason of any actual or asserted engagement by Landlord, directly or indirectly, in any business, occupation or other activity in connection with the Premises, provided that such engagement is in compliance with the terms of this Lease and for the ends contemplated by this Lease,

         (vi) the ownership, possession, leasing, operation, management, maintenance, alteration, repair, rebuilding, use or occupancy of the Premises, or

         (vii) the Qualified Fee Mortgage, to the extent payable by Landlord under the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable.

other than (A) franchise or capital stock taxes of Landlord or its Affiliates, or (B) income, estate, inheritance, succession, transfer, stamp or gift taxes of Landlord or its Affiliates. If by reason of a change in the method of taxation, any tax referred to in clause (A) or (B) is levied in substitution for or in lieu of the whole or any part of, or in lieu of any increase in the amount of, any tax which would otherwise constitute an Imposition, such tax shall be included in the term "Impositions" as if the Land were the only asset of Landlord and as if the fixed rent reserved under this Lease were the only income of Landlord. Tenant shall not, however, be responsible for payment of any taxes payable as, or in lieu of, transfer taxes upon the conveyance of title to the Premises upon the exercise of the Purchase Option.

         IMPROVEMENTS means all buildings and other improvements now or hereafter located on the Land and all fixtures and personal property attached or appurtenant to or used in connection with such buildings and improvements, including all lines, pipes, mains, cables, manholes, wires, conduits, equipment and other facilities required in connection with or relating to the mechanical, utility, electrical, storm sewer, telephone, sanitary sewer, telephone, fire alarm, fire protection, gas and other systems needed for the physical operation of such buildings and improvements, all necessary roadways, ramps and pedestrian circulation areas on the Land and all landscaping on the Land, provided, however, that the foregoing definition of Improvements specifically excludes fixtures and personal property owned by: (i) independent contractors engaged by Tenant; (ii) any person claiming under Tenant in connection with the maintenance and operation of such buildings and improvements; (iii) owned by any subtenant of Tenant or any person claiming under any subtenant; or (iv) Tenant to the extent they may constitute trade fixtures, inventory, supplies, goods, equipment for the retail business or service activities conducted from the Premises, or racking and storage or warehousing systems.

         INSTITUTIONAL LENDER means any person which, at the time of determination, has a net worth of not less than $50,000,000 in Current Dollars and is a national bank organized under the laws of the United States, a commercial or savings bank, a savings and loan association, a trust company, a European bank or trust company of comparable stature (or their United States or offshore branches and affiliates), a bank comparable in credit rating to that of Svenska Handelsbanken AB (publ) as of the date hereof, a real estate investment trust or an insurance company organized, licensed or regulated under the laws of the United States or any state of the United States, or a pension or retirement trust or fund supervised by a Governmental Authority of any state of the United States.

         INSURANCE REQUIREMENTS means all terms of any insurance policy covering or applicable to the Premises and all applicable and related requirements of the issuer of any such policy, and all orders, rules, regulations and any other requirements of the National Fire Protection Association (or any successor body exercising similar functions) applicable in connection therewith to or affecting the Premises or any use or condition of the Premises.

         INVOLUNTARY RATE means at any time the lesser of (i) four points over Prime Rate or (ii) the highest rate not prohibited by Applicable Laws then in effect.

         LAND means the land described in Schedule A hereto and all rights, privileges and appurtenances belonging or pertaining thereto.

         LANDLORD means ALX of Paramus LLC, a Delaware limited liability company, or, after the transfer of its interest in the Premises permitted by the Qualified Fee Mortgagee, the owner from time to time of such interest.

         LEASEHOLD MORTGAGE is defined in Section 24(a).

         Leasehold Mortgagee is defined in Section 24(a).

         LIEN means any of the following upon and running with the Premises, the income therefrom or any other interest therein from time to time: any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, restriction, servitude or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or binding agreement to execute as "debtor", any financing statement under the Uniform Commercial Code of any jurisdiction.

         LOAN shall mean the Basic Term Loan or the Extended Term Loan, as applicable.

         LOAN RETIREMENT AMOUNT shall mean the amount required at any time to pay all amounts then or thereafter due and owing under the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, including all unpaid principal, interest, late charges, fees, costs and expenses then or thereafter due and owing thereunder.

         MANAGER shall mean Vornado Management Corp. or any substitute manager of the Premises.

         Mortgage includes (i) a mortgage and security agreement, (ii) deed of trust and (ii) an indenture of mortgage and deed of trust which creates a Lien in favor of one or more mortgagees or trustees for the benefit of one or more lenders, and mortgagee includes (A) the mortgage holder; (B) the beneficiary under such a deed of trust and (C) the trustee(s) under any such indenture.

         NET TENANT'S AWARD is defined in Section 20(b).

         NEW IMPROVEMENTS is defined in Section 10(a).

         NEW LEASE means a lease of the Premises between Landlord and the First Leasehold Mortgagee or its designee entered into in accordance with Section 24(f), for a term beginning on the date of the termination of this Lease and continuing for the remainder of the term provided for in this Lease, and otherwise containing the same terms and conditions as those set forth in this Lease, provided that (i) unless otherwise provided herein or as may be agreed in writing by Landlord and First Leasehold Mortgagee, such lease shall require the tenant thereunder promptly to commence, and expeditiously to continue, to remedy all defaults on the part of Tenant hereunder which existed on the date of such termination (other than an Event of Insolvency), (ii) Landlord shall have no obligation to deliver physical possession of the Premises to the First Leasehold Mortgagee or its designee except to the extent that Landlord has physical possession of the Premises at the time of execution and delivery of such lease,
(iii) such lease shall assign to the tenant thereunder, without recourse and without representation or warranty, all rights of Landlord in subleases which became leases upon termination of this Lease and in leases entered into by Landlord after termination of this Lease and all security deposits and similar amounts held by Landlord pursuant to such leases and (iv) such lease shall require Landlord to pay to the Depositary all Taking awards or insurance proceeds received by Landlord to the extent such awards or proceeds would have been required to be paid to the Depositary under this Lease.

         NO COST TO LANDLORD shall mean that Landlord shall not be responsible for, and that Tenant (or if applicable, the subtenant) shall be obligated to reimburse for out-of-pocket costs actually expended, if any, in connection with the applicable action, review or response to be undertaken under any "No Cost" provision of this Lease; provided, however, that (i) "internal" costs such as time and overhead shall not constitute "Costs" for this purpose and shall not be subject to any reimbursement obligation, (ii) there shall be no obligation to reimburse for professional fees incurred in reviewing requests for approvals or consents of Landlord by or on behalf of Tenant or subtenants and (iii) there shall be no obligation to reimburse non-material costs incurred (which for this purpose shall be defined as costs or fees of $5,000 or less incurred in connection with any review or approval requested or action to be taken).

         PARENT is defined in Section 47(a).

         PERMITTED LIENS means:

         (i)      the rights of a Qualified Subtenant under a Qualified
Sublease;

         (ii) Liens for Impositions that either are not yet due and payable or are being contested in accordance with Section 27;

         (iii) materialmen's, mechanics', workmen's, repairmen's, carriers', warehousemen's and other like Liens arising out of the construction of Improvements or alterations thereto or arising in the ordinary course of business if (A) such Liens secure sums which under the terms of the related contracts are not at the time due, or (B) such Liens are being contested in accordance with Section 27;

         (iv) Liens of any of the types referred to in clause (iii) that have been bonded for the full amount thereof or discharged of record (or as to which other security arrangements satisfactory to Landlord have been made);

         (v) matters of title existing as Permitted Liens on the date of this Lease or permitted under the terms of this Lease;

         (vi) the respective rights and interests of the parties hereto arising under the terms of this Lease; and

         (vii) all Leasehold Mortgages permitted pursuant to the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, and the Qualified Fee Mortgage.

         PERSON includes an individual, corporation, partnership, joint venture, estate, trust, unincorporated association, Governmental Authority or any other entity.

         PREMISES means the Land and the Improvements.

         PRIME RATE means the fluctuating annual interest rate announced publicly from time to time by Citibank, N.A. in New York, New York as Citibank, N.A.'s base rate.

         PROJECT ARCHITECT means either (i) the registered or licensed in-house architects of Ikea, Inc. and/or Ikea Property, Inc. or (ii) other firm of registered architects or licensed professional engineers selected by Tenant and satisfactory to Landlord.

         PROJECT COST means, as to any Improvement, all direct and indirect cost of construction and initial leasing thereof, including site improvements, building shell construction, parking, tenant finish, architectural and engineering, Governmental Actions, inspection fees, Impositions, insurance, legal, title, overhead and supervision, developer fee, contingency and operating deficit, financing costs (including interest, commitment fees and lender out-of-pocket costs), and leasing commissions.

         PURCHASE OPTION is defined in Section 46.

         PURCHASE OPTION PRICE is defined in Section 46.

         QUALIFIED FEE MORTGAGE means the mortgage(s) or deed of trust(s) constituting a lien on the Premises as security for the Basic Term Loan or the Extended Term Loan.

         QUALIFIED FEE MORTGAGEE means the holder of the Qualified Fee Mortgage. On the date hereof, Svenska Handelsbanken AB (publ) is the only Qualified Fee Mortgagee.

         QUALIFIED SUBLEASEHOLD MORTGAGE means a pledge, mortgage, or security agreement pursuant to which (i) a Qualified Subtenant shall have pledged, or mortgaged or granted a security interest in its Qualified Sublease and (ii) the holder of such pledge, mortgage or security agreement shall have entered into an agreement with Tenant, the Qualified Fee Mortgagee and each Leasehold Mortgagee (if such Leasehold Mortgagee then holds a mortgage encumbering the portion of the Premises to which such Qualified Sublease applies) pursuant to which each of Tenant, the Qualified Fee Mortgagee and the Leasehold Mortgagee(s) shall have agreed to recognize such pledge, mortgage or security agreement.

         QUALIFIED SUBTENANT AND/OR QUALIFIED SUBLEASE means any subtenant of Tenant and its applicable sublease provided that with respect to such sublease:

         (i) it complies with Section 25;

         (ii) if any Leasehold Mortgage then encumbers the portion of the Premises to be occupied by such subtenant under such sublease, the holder of each such Leasehold Mortgage is an Institutional Lender and shall have entered into a written non-disturbance agreement with the subtenant under such sublease, providing in substance that such Leasehold Mortgagee shall not join such subtenant as a party defendant in any foreclosure action or proceeding instituted by such Leasehold Mortgagee and shall not evict such subtenant (except in the case of default under such sublease) in the event of foreclosure or the exercise of a power of sale by such Leasehold Mortgagee, which agreement shall then be in effect and an executed copy of which shall have been delivered to Landlord;

         (iii) such sublease is on market terms as of the date of its execution;

         (iv) the subtenant has, as of the execution of the sublease, a net worth of at least $50,000,000 in Current Dollars or subtenant's guarantor is creditworthy in relation to the sublease obligation;

         (v) such sublease is for at least 50,000 square feet;

         (vi) if any Qualified Fee Mortgage then encumbers the portion of the Premises to be occupied by such subtenant under such sublease, the holder of each such Qualified Fee Mortgage is an Institutional Lender and shall have entered into a written agreement providing in substance that such Qualified Fee Mortgagee shall not join such subtenant as a party defendant in any foreclosure action or proceeding instituted by such Qualified Fee Mortgagee and shall not evict such subtenant (except in the case of default under such sublease) in the event of foreclosure or the exercise of a power of sale by such Qualified Fee Mortgagee, which agreement shall then be in effect and an executed copy of which shall have been delivered to Landlord; and

         (vii) if such subtenant shall have pledged, mortgaged or granted a security interest in such sublease, such pledge, mortgage or security agreement shall be a Qualified Subleasehold Mortgage.

         RELEASE means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant through or in the air, soil, surface water, groundwater, or any structure.

         RENT means the Fixed Rent and all other sums payable by Tenant hereunder.

         RESTORATION means, in case of damage or destruction resulting from any cause, the restoration, replacement or rebuilding of the Improvements as nearly as possible to their fair market value and condition immediately prior to such damage or destruction (assuming that immediately prior to such damage or destruction, the Improvements were in the condition required by this Lease) and with such alterations as may be made at Tenant's election pursuant to and subject to the conditions of Section 12.

         STRUCTURAL ALTERATION means (i) any alteration to the Improvements which materially affects the structure of the Improvements or the heating, ventilation, air conditioning, plumbing, electrical or other mechanical systems of the Improvements or affects in any way the outer skin of the Improvements, and (iii) construction of new Improvements, including any addition to the Improvements. The term Structural Alteration does not include restoration of Improvements following damage or destruction resulting from casualty or Taking, in accordance with the original plans therefor approved (to the extent required by Section 10 or Section 12) by Landlord.

         TAKING means any condemnation, requisition or other taking or sale of the use or occupancy of or title to the Premises in, by or on account of any actual or threatened eminent domain proceedings or other action having such effect by any Governmental Authority or other person under the power of eminent domain. A Taking of the Premises shall be deemed to have occurred on the earliest to occur of the dates that use, occupancy or title is taken.

         TENANT means IKEA Property, Inc., a Delaware corporation, or, after the transfer of its interest in the Premises, the owner from time to time of such interest.

         TENANT'S NOTICE is defined in Section 24(a).

         TERM shall mean the Basic Term, and, if applicable, the Extended Term.

         TOTAL TAKING is defined in Section 20(b).

         UNAVOIDABLE DELAYS means any act of God, fire, flood, earthquake, explosion, riot, sabotage, failure of utility services, labor dispute, governmental act or failure to act or other event (i) which in fact prevents Tenant from or delays Tenant in curing a default under Section 28(a)(iii) or in taking any other action which, under the terms of this Lease, may be postponed for Unavoidable Delays, (ii) which is beyond the control of Tenant despite all reasonable efforts of Tenant to prevent, avoid, delay or mitigate such event or occurrence, (iii) which is not caused by lack of funds or the negligence or intentional act of Tenant or any of its agents or contractors, (iv) which Tenant, promptly after obtaining knowledge thereof, is using all reasonable efforts to cure and (v) as to which Tenant shall have notified Landlord no later than 10 days after Tenant first obtained knowledge of the occurrence thereof.

         VALUE OF THE LAND means at any time the fair market value of the Land considered as vacant, unimproved and unencumbered by this Lease or any other lease and available for its highest and best use under Applicable Laws then in effect, which may be the then existing Improvements whether or not they could then be constructed under such Applicable Laws.

         SECTION 2. DEMISE OF PREMISES.

         Landlord hereby demises and lets to Tenant and Tenant hereby takes and hires from Landlord, upon the terms and conditions of this Lease, the Premises including all appurtenances and rights relating thereto, together with all right, title and interest of Landlord in and to the land lying in the streets and ways adjoining the Land and the right of surface support of the Land and Improvements.

         SECTION 3. NO WARRANTY BY LANDLORD.

         Tenant has inspected the Premises and is fully familiar with the condition and state of repair thereof, including the presence or absence of Contaminant, and accepts the Premises "as is" and in their present condition. Tenant has made such examination of title to the Premises and of the operation, income and expenses of the Premises and all other matters affecting or relating to the Premises as Tenant deemed necessary. UNLESS EXPRESSLY STATED ELSEWHERE IN THIS LEASE, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY FIXTURE OR ITEM OF PERSONAL PROPERTY CONSTITUTING A PART THEREOF OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION, OR DURABILITY THEREOF, OR AS TO THE TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. IN CASE OF ANY DEFECT OR DEFICIENCY IN THE PREMISES, OR ANY SUCH FIXTURE OR ITEM OF PERSONAL PROPERTY, WHETHER PATENT OR LATENT, LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS Section 3 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LANDLORD OF, AND LANDLORD HEREBY DISCLAIMS, ALL WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF HABITABILITY WITH RESPECT TO THE PREMISES, OR ANY SUCH FIXTURE OR ITEM OF PERSONAL PROPERTY, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR OTHER APPLICABLE LAW.

         SECTION 4. TERM.

         (a) The basic term of this Lease (the "Basic Term") shall commence on October 4, 2001 and shall end on October 3, 2021.

         (b) Unless this Lease shall have sooner terminated by reason of Tenant's exercise of its right to purchase the Premises pursuant to Section 46 or otherwise, the Term shall continue automatically, and without need for notice or exercise by Tenant, for one extended term of 20 years ending October 3, 2041 (the "Extended Term"). The Extended Term shall commence on the day next succeeding the expiration date of the Basic Term.

         (c) The Basic Term and the Extended Term shall, subject to the provisions of this Lease, including the Purchase Option, constitute the Term.

         SECTION 5. RENT.

         (a) Tenant shall pay Landlord as annual Fixed Rent for the Premises the sum of (i) $700,000 plus (ii) all interest on the Basic Term Loan during the Basic Term. Subject to the Purchase Option, Tenant shall pay Landlord as annual Fixed Rent during the Extended Term an amount equal to all debt service (including interest and required amortization) on the Extended Term Loan. Fixed Rent shall be payable in equal monthly installments in advance on the day specified for the payment of interest by the Qualified Fee Mortgagee. For so long as Svenska Handelsbanken AB (publ) is the Qualified Fee Mortgagee, all payments of Fixed Rent shall be made on the fifth day of the month (or, if the fifth day of the month is not a day on which banks are open for business in New York City, New York, the next day on which banks are open for business in New York City, New York).

         (b) Fixed Rent shall be paid to Landlord in lawful money of the United States of America, by wire transfer of immediately available funds to Landlord, or to such other person or at such other place or by such other means (including to Escrow Agent) as Landlord from time to time may designate by notice to Tenant. Landlord and Tenant agree that either simultaneously with the execution of this Lease, or thereafter, they will enter into a payment arrangement with Escrow Agent, if and as requested by a Qualified Fee Mortgagee (and in connection with the refinancing of the Basic Term Loan or the Extended Term Loan as provided in this Lease), which arrangement: (i) may only be revoked or modified at the request of such Qualified Fee Mortgagee; (ii) shall be on standard commercial terms and in form and content reasonable satisfactory to such Qualified Fee Mortgagee; and (iii) shall provide that such Fixed Rent and all other sums payable by Tenant under this Lease, whether or not characterized hereunder as Rent, shall be applied first to current obligations under the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable (including, if then applicable, repayment of outstanding principal and interest at maturity), with the balance thereof to be distributed as directed by Landlord under such terms. Landlord hereby irrevocably directs Tenant that for so long as Svenska Handelsbanken AB (publ) is the Qualified Fee Mortgagee, all payments of Fixed Rent shall be made directly to Escrow Agent.

         (c) All other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with any fine, penalty, interest or cost which may be added for late payment, shall constitute additional rent, and in case of failure of Tenant to pay or discharge them, Landlord shall have the rights and remedies provided in this Lease or by law in the case of nonpayment of minimum rent.

         (d) As compensation for the administrative costs incurred by Landlord by reason of Tenant's failure to make prompt payment, Tenant shall pay on demand to Landlord, as additional rent, interest at the Involuntary Rate on overdue payments of Fixed Rent, from the date due until paid, and on overdue amounts of additional rent which Landlord shall have paid on behalf of Tenant, from the date of payment by Landlord until paid by Tenant.

         (e) Tenant shall pay to Landlord, as additional rent within 10 days of demand, Landlord's out-of-pocket costs for any lender's counsel fees, commitment fees, closing fees, inspection or appraisal fees, escrow or similar fees imposed by the Qualified Fee Mortgagee and payable by Landlord under the Basic Term Loan Documents or Extended Term Loan Documents, as applicable, as a condition for the making, renewal or maintenance for the Basic Term Loan(s) and the Extended Term Loan(s), including without limitation all fees and expenses imposed by the Qualified Fee Mortgagee and payable by Landlord in connection with obtaining consents, approvals, waivers and non-disturbance and recognition of subtenants and subtenants' mortgagees.

         (f) Tenant shall pay to Landlord, or to such other person or at such other place or by such other means (including Escrow Agent) as Landlord from time to time may designate by notice to Tenant, on demand, all late fees, interest in excess of the rate stipulated in the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, and all escrow fees, breakage fees, funding losses, "make whole" fees, tax "gross ups", taxes imposed on the Basic Term Loan or the Extended Term Loan and payable by Landlord under the Basic Term Loan Documents on the Extended Term Loan Documents, as applicable, and all other sums, charges, costs and fees due to the Qualified Fee Mortgagee pursuant to the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, unless the same have been incurred solely due to the act or omission of Landlord or Landlord's Affiliates.

         (g) Landlord and Tenant shall cooperate in making any rate elections permitted or required by the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, and Tenant shall evidence its consent to or agreement with any rate election in the manner required pursuant to the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, provided that if Landlord and Tenant cannot agree with respect to a rate election, Tenant's determination with respect to such election shall be binding on both Tenant and Landlord.

         SECTION 6. BASIC TERM LOAN AND EXTENDED TERM LOAN. (a) If (i) the initial Basic Term Loan shall have a maturity date before the end of the Basic Term and (ii) this Lease remains in effect and shall not have been terminated earlier in accordance with its provisions, then Tenant shall use its best efforts to refinance of the Basic Term Loan by obtaining, on behalf of Landlord, a substitute Basic Term Loan for a term not less than (A) seven years (if it is the first substitute Basic Term Loan) or (B) the remainder of the Basic Term of this Lease (if it is the second substitute Basic Term Loan). Landlord shall, at No Cost to Landlord, cooperate with Tenant in refinancing the Basic Term Loan through the obtaining of such substitute Basic Term Loan(s). Landlord shall not, during the Basic Term, enter into any loan secured by the Premises, or otherwise encumber or permit any encumbrance of the Premises other than (1) a Qualified Fee Mortgage, (2) the Basic Term Loan Documents or the Extended Term Loan Documents and (3) those encumbrances contemplated by Section 11, and any other such loan or encumbrance by or permitted by Landlord shall be deemed a breach of the covenant of quiet enjoyment and Tenant's Purchase Option.

         (b) If, despite use of its best efforts and Landlord's compliance with its obligations under Section 6(a) with respect thereto, Tenant fails to cause the refinancing the Basic Term Loan pursuant to Section 6(a) by obtaining, on behalf of Landlord, a substitute Basic Term Loan, then, upon the maturity of the then-applicable Basic Term Loan, (i) notwithstanding the dates for exercise set forth in Section 46, Tenant shall be deemed automatically to have exercised and shall exercise the Purchase Option, (ii) Landlord shall transfer the Premises to Tenant in the manner required pursuant to Section 46 and (iii) Tenant shall pay (A) the amounts required by Section 46 in the manner required by Section 46 and (B) to Landlord the additional cost (determined on a present value basis using a discount rate equal to the Prime Rate) of all federal, state and local income taxes (on a grossed-up basis) incurred by Landlord and Landlord's Affiliates, and the direct and indirect shareholders and partners of Landlord and such Affiliates, because the Premises was transferred before the earliest date Tenant could have closed on the Purchase Option pursuant to
Section 46. The
amounts described in clause (B) of this Section 6(b)(iii) shall be computed assuming that the income realized is taxable at the highest marginal rates for the tax domiciles of such taxpayers, and assuming no losses, credits or other tax attributes are available to offset such income.

         (c) If Tenant does not exercise its right to purchase the Premises and this Lease extends into Extended Term, then Tenant shall, on behalf of the Landlord, on or before the first day of the Extended Term, obtain an Extended Term Loan.

         (d) If (i) Tenant, through its action or omission, causes an acceleration of the Basic Term Loan which is not cured within the applicable cure periods, if any (including by obtaining a substitute Basic Term Loan pursuant to the terms of this Lease) or (ii) there is an acceleration of the Basic Term Loan because of a casualty or condemnation, then Tenant shall be deemed to have exercised the Purchase Option and Tenant shall, as soon as possible thereafter, close on the Purchase Option in accordance with Section 46 and make the payments required by Section 6(b).

         (e) If there is an acceleration or prepayment of the Basic Term Loan or Extended Term Loan for any reason other than Landlord's independent election to prepay or Landlord's act or omission, then Tenant shall pay to the lender any breakage fees, prepayment premiums or like charges incurred because of such acceleration or prepayment.

         SECTION 7. NET LEASE; NON-TERMINABILITY; TENANT'S LIABILITY.

         (a) This Lease is an absolutely net lease and the Rent shall be paid by Tenant, except as otherwise expressly provided in this Lease, without notice or demand, and without set-off, counterclaim, abatement, deduction or defense. The parties intend that by the execution of this Lease, Tenant shall assume with respect to the Premises every obligation relating thereto which the ownership thereof entails and which, but for this Lease, would be borne by Landlord.

         (b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to the abatement of any Rent hereunder or any reduction thereof, nor shall the obligations of Tenant under this Lease be affected, by reason of damage to the Premises from any cause, or a Taking, or the prohibition, cessation, interruption, limitation or restriction of Tenant's use of the Premises, or the interference with such use by any person, or a default on the part of Landlord or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties that, except as otherwise expressly provided in this Lease, the obligations of Tenant shall be separate and independent covenants and agreements, that the Rent shall be payable in all events, and that the obligations of Tenant shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or modified pursuant to an express provision of this Lease or pursuant to separate written agreement executed by Tenant and Landlord, and consented to by the Qualified Fee Mortgagee and, if applicable, the First Leasehold Mortgagee(s). Tenant waives all rights which may now or hereafter be conferred by Applicable Law to quit, terminate or surrender this Lease or the Premises, or to any abatement, deferment or reduction of Rent, except as expressly provided in this Lease. Each payment of Rent made by Tenant hereunder shall be final, and Tenant shall not seek or have any right to recover all or any part of such payment from Landlord or any other person.

         (c) All obligations of Tenant shall be performed at its cost unless otherwise expressly stated.

         SECTION 8. USE.

         Tenant may at any time use or permit the use of the Premises for any purposes permitted by Applicable Laws, Governmental Actions and Insurance Requirements then in effect (subject to Tenant's rights to contest same pursuant to Section 27, provided that none of the following will be conducted or permitted at, on, under, to, or from the Premises: (a) a use which creates a public or private nuisance, (b) a use which violates zoning and laws that may be applicable to the Premises from time to time, (c) a use that violates any covenants or restrictions applicable to the Premises from time to time, (d) the treatment, storage, handling or disposal of a Contaminant in violation of Applicable Law, (e) any use that creates noise or sound that is objectionable by reason of intermittence, frequency, shrillness or loudness, (f) any use that creates an obnoxious odor, (g) any use that creates any excessive quantity of dust, dirt or fly ash, provided, however, this prohibition shall not preclude the sale of soils, fertilizers or other garden materials or building materials in closed containers if incident to the operation of home improvement or general merchandise store, (h) any use which involves fire, explosion or other damaging or dangerous hazard, including the storage, display or sale or explosives or fireworks, (i) any distillation, refining, smelting, agricultural or mining operations, (j) any drilling for and/or removal of subsurface substances (other than for testing purposes or as required by law), (k) any dumping of garbage, solid waste or refuse, other than in enclosed receptacles intended for such purpose, (l) any disposal, Release, or threatened Release of any Contaminant or
(m) any use that is deemed environmentally sensitive by the Qualified Fee Mortgagee pursuant to the Basic Term Loan Documents or the Extended Term Loan Documents.

         SECTION 9. SURRENDER.

         (a) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and provided, however, that notwithstanding the foregoing, Tenant shall have the right to raze some or all the Improvements damaged and destroyed so long as (i) Tenant removes all rubble and debris so as to remove any hazardous or unsightly conditions and (ii) Tenant shall have obtained any required consent of the Qualified Fee Mortgagee; and provided further that in the case of a Taking, such obligation shall only apply to the portion not taken and damage to the remaining Improvements resulting from such Taking. At the time of surrender, the Premises shall be free and clear of all subleases (other than subleases which Landlord is obligated to recognize or elects to recognize under Section 25) and all Liens (other than Permitted Liens).

         (b) Tenant shall remove from the Premises on or prior to such expiration or earlier termination all personal property situated thereon which is not part of the Improvements and not owned by Landlord or permitted subtenants, and shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord, which may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition as well as the cost of repairing any damage caused by such removal shall be borne by Tenant.

         (c) At the time of such surrender, Tenant shall deliver to Landlord the original (or if the original is not in Tenant's possession, a copy) of (i) in case of termination of this Lease, executed copies of all subleases and all rent prepayments, security deposits and payments in the nature of additional rent (which have not been applied to the purposes for which they were paid), such as payments of taxes and operating expenses, paid to Tenant pursuant to each sublease which Landlord is obligated to recognize or elects to recognize under Section 25, to be held by Landlord subject to the terms of such sublease,
(ii) each written guaranty and warranty then in effect with respect to the Improvements, (iii) to the extent then in Tenant's possession, each Governmental Action then required under Applicable Laws for the use, possession, operation or maintenance of the Premises, (iv) executed copies of all service and maintenance contracts then in effect with respect to the Premises, (v) all operating manuals, maintenance records and similar documents then in Tenant's possession that relate to the operation or maintenance of the Premises, (vi) all keys and combinations in Tenant's possession to all doors and other locks in the Improvements and (vii) at least one complete set of as-built plans of the Improvements.

         (d) If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease, without Landlord's consent or a new lease, then Landlord, without waiving any other rights or remedies hereunder, may elect to treat Tenant as a tenant from month to month, subject to all the terms of this Lease, except that the Fixed Rent shall be the amounts provided for herein multiplied by 150%, provided that if Fixed Rent immediately before such expiration or termination is $0, then Fixed Rent shall be 150% of the fair market rental value of the Premises for a month-to-month "as-is" Lease.

         (e) The provisions of this Section 9 shall not be applicable if this Lease is terminated pursuant to Tenant's exercise of its right to purchase the Premises pursuant to Section 6(a) and (b) or Section 46.

         SECTION 10. CONSTRUCTION.

         (a) Any construction of any new Improvements on the Premises (the "New Improvements") shall be accomplished at Tenant's cost, in a first-class, workmanlike manner, free and clear of all Liens other than Permitted Liens and in conformity with the plans therefor and all Applicable Laws, Governmental Actions and Insurance Requirements then in effect. Prior to commencement of construction, as to New Improvements having a Project Cost of $500,000 or more, Tenant shall deliver to Landlord or cause to be delivered:

                  (i) a detailed estimate of the Project Cost of such construction, prepared or reviewed and approved by the Project Architect,

                  (ii) evidence satisfactory to Landlord in its reasonable discretion that Tenant or, if applicable, the subtenant, has or has access to funds sufficient to pay such Project Cost as incurred during such construction,

                  (iii) evidence of all Governmental Actions required for such construction,

                  (iv)     evidence of the insurance required under Section
         21(b), and

                  (v) evidence of any consent or approval required from the Qualified Fee Mortgagee.

         (b) During the course of such construction, Tenant shall deliver to Landlord or cause to be delivered: (i) any revision of $100,000 or more to the estimate of Project Cost delivered pursuant to Section 10(b)(i) required to keep such estimate current in light of cost overruns and the like, prepared or reviewed and approved by the Project Architect and (ii) in case of any such increase in Project Cost, evidence satisfactory to Landlord in its reasonable discretion that Tenant, or if applicable subtenant has or has access to funds sufficient to pay such increased Project Cost as incurred.

         (c) Notwithstanding the above, the Project Cost estimates, updates thereto, and Landlord's review and approval thereof shall not be required so long as Tenant, or, if applicable, subtenant, have a net worth of $50,000,000 or more in Current Dollars.

         (d) Prior to and during the course of all construction work, Tenant shall take all reasonable measures to prevent erosion of the soil and the blowing of sand or materials.

         (e) Promptly upon substantial completion of New Improvements having a Project Cost greater than $100,000 (i.e., all construction, installation and finishing work has been completed in the New Improvements, except for tenant improvements and minor items commonly found on a "punch list", as such term is used in the construction industry), Tenant shall deliver or cause to be delivered to Landlord:

                  (i) "as built" plans, specifications and drawings for the New Improvements,

                  (ii) a certificate, in standard form used by such professionals, of the Project Architect, dated currently, to the effect that the New Improvements comply with Applicable Laws and Governmental Actions then in effect,

                  (iii) a survey or site plan of the Premises (or the portion thereof affected by the New Improvements) satisfactory to Landlord, showing the New Improvements as completed free of encroachment on any property, street or way adjoining the Premises, and

                  (iv) all Governmental Actions for which such level of completion qualifies under Applicable Laws then in effect.

         (f) All guaranties and warranties made by any contractor, supplier or material man in connection with the New Improvements shall be for the benefit of both Landlord and Tenant or if applicable, subtenant) and the contract with each such contractor, supplier or materialman shall so provide.

         SECTION 11. GOVERNMENTAL ACTIONS, EASEMENTS, ETC.

         (a) Tenant shall obtain or cause to be obtained all Governmental Actions required for the lawful use, occupation, operation and management of the Premises and shall comply or cause compliance with all conditions and requirements necessary to preserve and extend such Governmental Actions.

         (b) Subject to the Basic Term Loan Documents, Tenant shall have the right to petition for any change in zoning of the Premises, for itself or on behalf of subtenant(s) and Landlord shall cooperate with Tenant and/or subtenant(s) in connection therewith at No Cost to Landlord, which cooperation shall include, but not be limited to signing applications where required by law. Tenant shall have the right to make, on its own behalf or for subtenant(s) all necessary applications for utilities, provided that Tenant shall have no right to enter into an agreement which will be recordable against the Premises or will otherwise bind Landlord or any future owner or occupant of the Premises (other than Tenant, subtenants and their successors and assigns) without Landlord's consent, which will not be withheld if the agreement does not affect Landlord, Landlord's interest in the Premises or its successors in any material way and will otherwise not be unreasonably withheld.

         (c) Without limiting the foregoing, Landlord shall cooperate with Tenant in preparing and filing zoning or rezoning applications, environmental impact reports, or any other application, study or declaration required under Applicable Laws or Governmental Actions then in effect in connection with construction of the New Improvements. Tenant shall pay Landlord's costs in complying with this Section 11(c).

         (d) Landlord shall join with Tenant, from time to time at the request of Tenant and at Tenant' cost, with respect to their respective interests in the Premises, to (i) grant customary and reasonable easements and licenses, (ii) release easements and licenses which benefit the Premises from time to time, (iii) dedicate or transfer unimproved portions of the Land for road, highway or other public purposes, (iv) execute petitions to have the Premises annexed to any municipal corporation or utility district and (v) execute and deliver any instrument, in form and substance satisfactory to Landlord, necessary or appropriate in connection with the foregoing, but Landlord shall be required to do so only if Landlord shall have reasonably determined that such action does not affect Landlord, Landlord's interest in the Premises or Landlord's successors in any material way. If Landlord shall determine that any such easement, release, petition or instrument shall so affect Landlord, Landlord's interest in the Premises or Landlord's successors in any material way, then Landlord shall have the right, in the exercise of its reasonable discretion, to refuse to join in such easement, release, petition or instrument.

         SECTION 12. ALTERATIONS.

         (a) Tenant may, without the prior consent of Landlord, make any alteration, including Structural Alterations, to the Premises.

         (b) Prior to commencement of Structural Alterations having a Project Cost of $500,000 or more, Tenant shall deliver to Landlord the following:

                  (i) a notice, signed by an authorized partner or officer of Tenant, or, if applicable, subtenant, describing the nature of the work, the area of the Premises affected and the estimated describing the nature of the work, and, if Tenant or, if applicable, the subtenant, does not have a net worth of $50,000,000 or more at such time in Current

         Dollars, also setting forth Tenant's proposal for providing Landlord with evidence of access to funds sufficient to assure, in Landlord's reasonable discretion, that the work will be completed and paid for,

                  (ii) evidence of all Governmental Actions required prior to commencement of the work,

                  (iii) the security if such is required under clause Section 12(b)(i) approved by Landlord to assure that the work will be completed and paid for, and

                  (iv)     evidence of the insurance required under Section
         21(b).

         (c) Tenant shall complete all alterations with diligence and continuity (subject to Unavoidable Delays), in a first-class, workmanlike manner, free and clear of all Liens other than Permitted Liens and in conformity with all Applicable Laws, Governmental Actions and Insurance Requirements then in effect. Upon completion of any such Structural Alteration, Tenant shall deliver to Landlord:

                  (i) a certificate of Tenant, or, if applicable, subtenant signed by an authorized partner or officer, to the effect that the work has been completed and paid for and that, as to any Liens arising out of such work, Tenant is in compliance with Section 16(a),

                  (ii) if the alteration affected any area of the Premises outside the perimeter of any structure on the Land immediately prior to such alteration, a survey of the Premises showing the Improvements as altered free of encroachment on any property, street or way adjoining the Premises, and

                  (iii) all Governmental Actions required under Applicable Laws then in effect in connection with such work.

         (d) All guaranties and warranties made by any contractor, supplier or materialman in connection with any alteration shall be for the benefit of both Landlord and Tenant and the contract with each such contractor, supplier or materialman shall so provide.

         (e) During the Term, all alterations and improvements made by Tenant at Tenant's cost shall be the property of Tenant. Unless otherwise provided herein, at the expiration or earlier termination of this Lease, all such alterations and improvements remaining on the Premises shall become the property of Landlord.

         SECTION 13. MAINTENANCE AND REPAIRS.

         (a) Subject to Section 10, Section 13(c), Section 20 and Section 22, Tenant shall keep and maintain the Premises and the adjoining sidewalks and curbs in good repair and condition, except for ordinary wear and tear, and shall promptly make all repairs thereto and replacements thereof necessary or appropriate to maintain the same in good repair and condition, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. All repairs and replacements shall be equal in quality to the original work. Landlord shall not be required to maintain, alter, repair, rebuild or replace the Premises. Notwithstanding the above, there is no covenant, express or implied, in this Lease requiring Tenant or any subtenant to operate or remain open for business.

         (b) In connection with any excavation or other construction work on the Premises or adjoining property, Tenant shall do or cause to be done all shoring and other work necessary or appropriate for the preservation and safety of the Premises whether or not required under Applicable Laws then in effect.

         (c) Tenant shall have the right to raze all or any part of the Improvements so long as (i) Tenant removes all rubble and debris so as to remove any hazardous or unsightly conditions and otherwise to comply with Applicable Laws and (ii) if same shall occur when the Basic Term Loan is outstanding, Tenant shall have received consent from the Qualified Fee Mortgagee as required pursuant to the Basic Term Loan Documents.

         SECTION 14. CLAIMS AGAINST LANDLORD.

         Nothing in this Lease shall constitute a consent or request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or as giving Tenant the right or power to contract for or permit the performance or furnishing of any labor or materials or other property in such manner as would permit the making of a claim against Landlord in respect thereof. Tenant waives any right to make repairs at the expense of Landlord which may be provided for in Applicable Laws in effect from time to time.

         SECTION 15. INSPECTION.

         Landlord, the Qualified Fee Mortgagee and their authorized representatives shall have the right to inspect the Premises at any time in emergencies without notice and from time to time during business hours upon at least five business days' notice. No such entry shall constitute an eviction of Tenant. Landlord shall have no duty to make any such inspection.

         SECTION 16. LIENS AND ENCROACHMENTS.

         (a) Subject to Section 27 relating to contests, Tenant shall not permit to remain, and shall promptly discharge, all Liens, other than Permitted Liens and any Liens that are Landlord's responsibility to discharge.

         (b) If the New Improvements or any subsequent Improvements encroach upon any adjoining property, Tenant shall, on Landlord's demand, remove the encroaching portion of the Improvements and restore the Improvements so that they will not encroach on adjoining property and otherwise meet the requirements of this Lease for Restoration after a casualty or Taking.

         SECTION 17. IMPOSITIONS; UTILITY SERVICES.

         (a) Subject to Section 27 relating to contests, Tenant shall pay, not later than 10 days before delinquency, all Impositions becoming due on or prior to the date of the expiration of the Term provided that, if on or prior to such expiration date the Premises are subject to any assessment payable in annual installments of which the first installment is a Lien or has been paid, Tenant shall pay and discharge on or prior to such expiration date only the installments due and payable prior to such expiration date, and the proration provisions in the immediately succeeding sentence shall apply only to the last such installment paid, if payable in advance, or the next such installment to be paid, if payable in arrears. Subject to the proviso in the immediately preceding sentence, upon such expiration date, Impositions shall be prorated between the parties on a per diem basis so that Tenant shall be responsible for all Impositions, whenever they become due, which are allocable to the period beginning on the commencement date of this Lease and ending on such expiration date and Landlord shall be responsible for all Impositions, whenever they become due, which are allocable to any period prior to such commencement date and following such expiration date. Tenant shall deliver to Landlord, within 10 days after demand therefor, satisfactory proof of the payment of any Imposition required to be paid by Tenant. If, to compute the amount of any Imposition, it shall be necessary to apportion between the Premises and any other property any tax, assessment, levy or other governmental charge, Tenant shall obtain such apportionment.

         (b)      Notwithstanding anything to the contrary contained in this
Section 17, if escrow deposits of Impositions are required pursuant to the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, Tenant will make such deposits in the manner so required. If any such escrow deposits are released or are more than actually required pursuant to the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, Landlord shall return such difference to Tenant as, if and when received from the Qualified Fee Mortgagee, Escrow Agent or otherwise.

         (c) Tenant shall pay or cause to be paid, before delinquency, all charges for public or private utility or communication services and any sprinkler systems and protective services at any time rendered to or in connection with the Premises, shall comply with all contracts relating to such services, and shall do all other things required for the maintenance and continuance of all such services. Upon the expiration or earlier termination of the this Lease, the charges for such services for the applicable period containing the date of such expiration or termination shall be prorated between the parties as of the date of such expiration or termination on the basis of meter readings, receipts or other evidence of payment of amounts due reasonably satisfactory to Landlord.

         SECTION 18. INDEMNIFICATION.
Tenant shall pay or indemnify, hold harmless and defend Landlord, Manager and the Qualified Fee Mortgagee from and against all loss, liability, damage, litigation, sums paid in settlement of any of the foregoing and cost (including reasonable attorneys' fees), except to the extent caused by the gross negligence (other than negligence imputed by law) or willful misconduct or from the acts and omissions prior to the Term of Landlord or any of its Affiliates, representatives, agents, employees, contractors or invitees, arising during the Term from: (a) any use or condition of the Premises or the adjoining sidewalks, curbs, streets or ways, including (i) claims or penalties arising from any violation of Applicable Laws or Governmental Actions or in tort, (ii) loss of or damage to any property or the environment (including clean-up costs, response costs, costs of corrective action, costs of financial assurance and natural resource damage), or death or injury to any person, (iii) latent or other defects, whether or not discoverable, (iv) the existence or Release of any Contaminant at the Premises and (v) breach of this Lease; (b) Tenant's negligence; (c) Tenant's work on the

Premises; (d) any encroachment of the Improvements (excluding the existing Improvements) on any property, street or way adjoining the Premises; and (e) any liability imposed upon Landlord pursuant to any indemnification given by Landlord under Basic Term Loan Documents or the Extended Term Loan Documents, as applicable. Subject to Section 34, Landlord shall pay or indemnify, hold harmless and defend Tenant from and against all loss, liability, damage, litigation, sums paid in settlement of any of the foregoing and cost (including reasonable attorneys' fees) arising from (A) Landlord's breach of its covenants, representations and warranties contained in this Lease, (B) the gross negligence (other than negligence imputed by law) or willful misconduct of Landlord, Manager or Landlord's Affiliates, representatives, agents, contractors, employees or invitees or (C) any default under the Basic Term Loan Documents or the Extended Term Loan documents resulting solely from the acts or omissions of Landlord, Manager or Landlord's Affiliates. Landlord shall promptly reimburse Tenant for any late fees, default interest or other charges paid by Tenant which resulted solely from the acts or omissions of Landlord, Manager or Landlord's Affiliates.

         SECTION 19.
          COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS AND INSTRUMENTS OF RECORD.

         Subject to Section 27 relating to contests, Tenant shall promptly (a) comply with and cause the Premises and all occupants of the Premises to comply with all Applicable Laws, Governmental Actions and Insurance Requirements in effect from time to time, whether or not compliance shall require structural or extraordinary changes in the Premises, or shall interfere with any use of the Premises, and (b) comply with the provisions of any instruments at the time of record against the Premises, other than those recorded after the date of this Lease and resulting from acts of Landlord not requested by or consented to by Tenant.

         SECTION 20. TAKING.

         (a) NOTICE AND RIGHT TO APPEAR. In case of a Taking or the commencement during the Term of any proceedings or negotiations that Tenant believes may result in a Taking, Tenant shall promptly give notice thereof to Landlord, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Landlord and Tenant shall have the right to appear in such proceedings, as their interests may appear and be represented by their respective counsel.

         (b) TERMINATION OF LEASE ON TOTAL TAKING. In case of a Taking of all or substantially all of the Premises (other than a temporary taking for 365 days or less), including any Taking which deprives Tenant of the occupancy, use or ownership of all or substantially of the Premises (a "Total Taking") during the Basic Term, this Lease shall terminate on the date of such Taking, except with respect to obligations and liabilities of Tenant under this Lease, which have accrued on or prior to such date and obligations expressed herein as surviving termination, and Tenant shall pay all minimum rent accrued to such date of termination and all other amounts then due and payable by Tenant hereunder. In case of a Total Taking during the Extended Term, then, at the option of Tenant exercised by notice to Landlord not more than 30 days after such Taking, this Lease shall terminate on the date of such Taking, except with respect to obligations and liabilities of Tenant under this Lease, which have accrued on or prior to such date and obligations expressed herein as surviving termination, and Tenant shall pay all minimum rent accrued to such date of termination and all other amounts then due and payable by Tenant hereunder.

         (c) TOTAL TAKING DURING THE BASIC TERM. If there is a Total Taking during the Basic Term, then the award on account of such Taking shall be applied as follows: (i) first to the repayment of all amounts then due pursuant to the Basic Term Loan Documents (including interest, principal, fees, costs and other charges due thereunder), (ii) then to Landlord up to a maximum of $7,000,000 and
(iii) then to Tenant.

         (d) TOTAL TAKING DURING EXTENDED TERM. Unless Tenant elects not to terminate this Lease on a Total Taking pursuant to Section 20(b), if there is a Total Taking during the Extended Term, then the award on account of such Taking shall be applied as follows: (i) first to the repayment of all amounts then due pursuant to the Extended Term Loan Documents (including interest, principal, fees, costs and other charges due thereunder), (ii) then to Landlord up to a maximum of $7,000,000, (iii) then to Tenant and subtenant(s) to reimburse them for leasehold improvements (net of amortization through the date of the condemnation) and, to the extent of remaining funds from the award, the full amount allocated for relocation, loss of business, interruption of business, or similar damage and (iv) then to Landlord.

         (e) PARTIAL TAKING. In case of a Taking (other than a Taking for temporary use of 365 days or less) of a portion of the Premises which does not result in termination of this Lease as provided in Section 20(b), this Lease shall continue in full force and effect as to the portion of the Premises remaining after the Taking, the minimum rent shall be abated in accordance with
Section 20(f), and Tenant shall, whether or not any award paid to Tenant on account of such Taking shall be sufficient for the purpose, promptly commence or promptly cause the commencement of either the prompt removal of any remaining debris or hazardous conditions upon the remaining Premises or, at Tenant's option, Restoration of all or part of the Premises and/or new construction on the Premises consistent with the provisions of this Lease, in a first-class, workmanlike manner, free and clear of all Liens other than Permitted Liens and in conformity with all Applicable Laws, Governmental Actions and Insurance Requirements then in effect. Prior to commencement of Restoration, Tenant shall deliver to Landlord:

                  (i) an estimate of the cost of Restoration prepared by a licensed professional engineer or registered architect satisfactory to Landlord,

                  (ii) evidence of access to funds sufficient to pay for such Restoration, or in the alternative, security satisfactory to Landlord that Restoration will be completed and paid for; provided that such will not be required if Tenant then has a net worth in excess of $50,000,000 in Current Dollars,

                  (iii) evidence of all Governmental Actions required prior to such commencement, and

                  (iv)     evidence of the insurance required under Section
         21(b).

         To the extent that such Restoration involves Structural Alterations, Tenant shall also comply with Section 12. If the grade of any street abutting the Premises is changed, Tenant shall promptly do whatever is necessary to restore the Premises as nearly as practicable to their condition and utility immediately prior to such change.

         (f) DISTRIBUTION OF AWARD ON PARTIAL TAKING. If there is a partial taking, or in the absence of Tenant's election to terminate this Lease upon a Total Taking during the Extended Term, this Lease shall continue in full force and effect. In either such events, the entire award up to the Loan Retirement Amount shall be applied to prepayment of the Loan. If there remains any award thereafter, any balance of the award up to $7,000,0000 shall be paid to Landlord, the unamortized value of any Improvements constructed by Tenant or subtenants which are the subject of such Taking plus the costs incurred by Tenant or subtenants for relocation, loss of business, interruption of business, or similar damage shall be paid to Tenant (or, if applicable, subtenants) and any balance of the award thereafter shall be paid to Landlord. In case of such Partial Taking the annual Fixed Rent shall thereafter be reduced, dollar for dollar, by the amount by which annual debt service under the Loan shall be reduced as a result thereof.

         (g) AWARDS INCLUDE SETTLEMENT PAYMENTS. All amounts paid pursuant to any agreement with any Governmental Authority which has been made in settlement of any Taking proceeding affecting the Premises shall be deemed to constitute an award made in such proceeding.

         (h) DISTRIBUTION OF AWARD ON TEMPORARY TAKING. In the event of a temporary Taking of all or a portion of the Premises (i.e., for less than 365 days), any award thereon or compensation on account thereof shall be paid to Tenant or if applicable, to its subtenant(s), this Lease shall continue in full force and effect and there shall be no abatement of Fixed Rent.

         (i) EFFECT OF TERMINATION. If this Lease shall terminate pursuant to this Section 20, all of Tenant's obligations under this Lease (other than (i) obligations which are impossible of performance because Tenant no longer has possession of the Premises, (ii) Tenant's obligation to pay Fixed Rent pursuant to Section 5(a)(i) and (iii) Tenant's obligation to pay in sum in excess of the Loan Retirement Amount in connection with any exercise or deemed exercise of the Purchase Option) shall nevertheless survive until all obligations under the Basic Term Loan Documents are satisfied.

         Section 21. INSURANCE.

         (a) Tenant shall at all times maintain with respect to the Improvements insurance of the following character:

                  (i) "All risk" fire and extended coverage insurance, including fire, legal liability for contracts including this Lease, theft, flood, water damage, collapse, earthquake, windstorm, hail, boiler and machinery, lightning, explosion (excluding nuclear), aircraft and back-up and seepage of sewers and drains, against loss or damage to the Premises, in an amount not less than the full replacement value of the Improvements, exclusive of architectural and engineering fees, excavation, footings and foundations, on an agreed amount basis as determined not less often than every two years, at the request of Landlord and at Tenant's cost by the insurer or insurers or by an expert approved by

         Landlord. The maximum permitted deductible under such policy shall be $1,000,000 in Current Dollars.

                  (ii) Commercial general liability insurance (including coverage for contractual liability, personal injury, death and property damage) covering claims arising out of the ownership, operation, maintenance, condition or use of the Premises and the adjoining sidewalks, curbs, vaults and ways, with a combined single limit of not less than $1,000,000 in Current Dollars per occurrence for injury to persons, including death resulting therefrom, and property damage, an aggregate limit of not less than $2,000,000 in Current Dollars and "umbrella coverage" of at least $20,000,000 in Current Dollars. The policy of such insurance shall provide that the coverage afforded thereby shall not be affected by any demolition, construction or other work on the Premises.

                  (iii) Worker's compensation insurance meeting all requirements of Applicable Laws in effect from time to time.

                  (iv) From the earlier of (A) the time Tenant or any of its agents or contractors enters the Premises or (B) November 4, 2001, Environmental Impairment Liability insurance for third party damages and injuries with limits of no less than $1,000,000 in Current Dollars or other security acceptable to Landlord and the Qualified Fee Mortgagee.

                  (v) Malicious Mischief Insurance coverage with limits of no less than $3,000,000 in Current Dollars per occurrence and no less than $3,000,000 in Current Dollars in the aggregate.

                  (vi) Such other insurance in such amounts and with such deductibles as may be required by the Qualified Fee Mortgagee.

         (b) During the period of any demolition or construction on the Premises, Tenant shall, in addition to the insurance required under Section 21(a), maintain or cause to be maintained builder's risk insurance in completed value (nonreporting) form for improvements under construction, during the period of such construction, including building materials, against loss or damage by fire, lightning and other risks from time to time included under extended coverage endorsements, earthquake and perils insured under a difference in conditions policy in an amount not less than the cost, as reasonably estimated by the parties, of the improvements under construction. The maximum permitted deductible under the policy of such insurance shall be $1,000,000 in Current Dollars. Tenant shall cause contractors under contracts entered into by Tenant with respect to construction of the New Improvements, Restoration and alterations to maintain worker's compensation insurance meeting all requirements of Applicable Laws then in effect.

         (c) All insurance required under Section 21(a) and (b) shall be written by insurers of recognized financial standing which are authorized to do an insurance business in the state in which the Premises are located and have, at the time such insurance is issued or renewed, an Alfred M. Best Company, Inc. rating of A-:X or better (or equivalent ratings by a generally recognized successor rating agency).

         (d) Tenant shall obtain endorsements to the insurance policies carried pursuant to Section 21(a)(i) and (b) providing that (i) Landlord, Manager and the Qualified Fee Mortgagee (collectively, the "Additional Insureds") are included as additional insureds, as their interests may appear, but are not liable for the payment of premiums, (ii) the insurer waives all rights of subrogation against the Additional Insureds with respect to their respective interests in the Premises, (iii) such insurance is primary, without right of contribution of any other insurance carried by or on behalf of any Additional Insured with respect to its interest in the Premises (including its leasehold in the Premises and interest in the Improvements), (iv) loss payable under such policies shall not be reduced by reason of any right of set-off or counterclaim that the insurer may have against Tenant or any Additional Insured,
(v) as to the Additional Insureds, such policies shall not be invalidated by and loss shall be payable notwithstanding (A) any action or inaction of Tenant or of any other person, (B) any act or negligence, including any breach of any condition, declaration or warranty in any policy of insurance, of Tenant or any Additional Insured, (C) the occupation or use of the Premises for purposes more hazardous than permitted by the terms of the policies, (D) any foreclosure or other proceeding or notice of sale relating to the Premises, or (E) as to any mortgagee, any change in the title to or ownership of the Premises, and (vi) no lapse, cancellation or material change with respect to such policies shall be effective as to an Additional Insured until at least 30 days after receipt by such Additional Insured of written notice thereof. With respect to the insurance policies carried pursuant to Section 21(a)(ii), Tenant shall obtain the endorsements described in clauses (i), (iv) and (vi) of this Section 21(d), and in addition Tenant shall obtain a "severability of interest" or "cross-liability" endorsement which shall preclude the insurer from denying the claim of any named insured or Additional Insured due to the negligent acts of any other named insured or Additional Insured.

         (e) Any insurance required under this Section 21 may be evidenced by blanket insurance policies covering the Premises and other property or assets of Tenant or any subtenant of Tenant, provided that the protection afforded thereby shall be no less than that which would have been afforded under a separate policy relating only to the Premises and each policy of such insurance shall in all other respects comply with this Section 21. The Premises shall be separately scheduled with respect to the Qualified Fee Mortgagee on any insurance policy obtained by Tenant and such insurance shall be for a stipulated amount so as to avoid co-insurance.

         (f) Loss, if any, under each policy of property insurance required under Section 21(a) or (b) shall be adjusted with the insurance companies by Tenant, Landlord and the Qualified Fee Mortgagee. The proceeds thereof shall be paid to or upon the direction of the Qualified Fee Mortgagee (which shall be the loss payee) to the extent required by the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable. Any proceeds which are not required to be paid to or upon the direction of the Qualified Fee Mortgagee pursuant to the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, shall be paid to Tenant as loss payee.

         (g) Upon the execution and delivery of this Lease and promptly after Tenant shall become obligated to maintain any other insurance provided for in this Section 21, Tenant shall deliver to Landlord either certificates of insurers evidencing all insurance which is then required to be maintained by Tenant hereunder or, upon request of Landlord, original or duplicate policies of such insurance, and in either case evidence satisfactory to Landlord and the Qualified Fee

Mortgagee of the payment of the related premiums. Within 30 days prior to the expiration of any such insurance, Tenant shall deliver to Landlord either certificates of insurers evidencing the renewal of such insurance or, upon request of Landlord, original or duplicate policies of such insurance, and in either case evidence satisfactory to Landlord of the payment of the related premiums.

         (h) Should Tenant fail to maintain any insurance provided for in this Section 21, or to pay the premium therefor, or to deliver to Landlord any of such policies or certificates, Landlord may, upon 10 days' notice to Tenant of its intention to do so, procure such insurance and any sums expended by it to procure such insurance shall be repaid by Tenant on demand of Landlord.

         (i) Neither Landlord nor Tenant shall obtain or carry separate insurance with respect to the Premises concurrent in form or contributing in the event of loss with that required in this Section 21 unless the other party is included as a named insured or additional insured, with loss payable as provided in this Section 21. Each party shall promptly notify the other whenever any such separate insurance is obtained and shall deliver to the other original or duplicate policies, or certificates of insurers in form and substance satisfactory to the other, evidencing such insurance.

         Section 22. DAMAGE OR DESTRUCTION.

         (a) If the Improvements are damaged or destroyed, Tenant shall promptly give notice to Landlord of such damage or destruction in excess of an amount equal to $100,000 in Current Dollars, generally describing the nature and extent of such damage or destruction and setting forth Tenant's best estimate of the cost of Restoration.

         (b) In case of damage to or destruction of the Improvements, or other damage caused by fire or casualty with respect to the Premises that occurs while a Basic Term Loan or Extended Term Loan is outstanding, all insurance proceeds shall be paid in accordance with Section 21(f). If such Restoration is commenced, Tenant shall complete it in a first-class, workmanlike manner, free and clear of all Liens other than Permitted Liens and in conformity with all Applicable Laws, Governmental Actions and Insurance Requirements then in effect. Prior to commencement of Restoration, Tenant shall deliver to Landlord:

                  (i) an estimate of the cost of Restoration prepared by a licensed professional engineer or registered architect satisfactory to Landlord,

                  (ii) evidence that Tenant has access to sufficient funds, including insurance proceeds, or, in the alternative, security satisfactory to Landlord that Restoration will be completed and paid for,

                  (iii) evidence of all Governmental Actions required prior to such commencement,

                  (iv)     evidence of the insurance required under Section
         21(b), and

                  (v) evidence of all consents and approvals required from the Qualified Fee Mortgagee.

The evidence required pursuant to Section 21(b)(ii) shall not be required if Tenant, or, if the damage pertains to any portion of the Premises applicable thereto, subtenant, then has a net worth in excess of $50,000,000 in Current Dollars.

         (c) Tenant waives the provisions of Applicable Laws in effect from time to time relating to damage or destruction, and agrees that the provisions of this Lease shall control the rights of Landlord and Tenant.

         Section 23. ASSIGNMENT BY TENANT.

         (a) Tenant shall have the right to assign this Lease only in accordance with this Section 23. Landlord's consent to an assignment shall be required only if such consent is required pursuant to this Section 23. No assignment of Tenant's interest under this Lease shall be made, directly or indirectly, whether by operation of law or otherwise, without (i) in connection with an assignment to a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission, or any other person or entity entitled to diplomatic or sovereign immunity, the prior consent of Landlord, which consent may be withheld in Landlord's sole discretion, (ii) in all cases, compliance by Tenant with the applicable requirements set forth in Section 23(b) and (iii) the Qualified Fee Mortgagee shall have consented to such assignment. In no event shall Landlord be required to give its consent to any assignment of this Lease unless and until the Qualified Fee Mortgagee shall have consented thereto.

         (b) No assignment of this Lease shall be effective for any purposes unless (i) Tenant shall deliver to Landlord, at least 30 days prior to the consummation of such transaction, (A) an executed counterpart of the instrument effecting such assignment, in recordable form and otherwise in form and substance satisfactory to Landlord, containing inter alia the name, address and telephone number of the assignee, (B) an executed instrument of assumption of Tenant's obligations under this Lease by such assignee, in recordable form and otherwise in form and substance satisfactory to Landlord in its reasonable judgment, and (C) such other implementation documents consistent therewith and with the terms of this Lease as Landlord may reasonably request, and (ii) on the date such assignment is consummated, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, shall have occurred and be continuing which Event of Default will not be cured by the assignment.

         (c) Notwithstanding Section 23(a), in no event shall the ownership of the Improvements or Tenant's interest under this Lease be subjected to a condominium or horizontal property regime or be converted to cooperative ownership during the Term.

         (d) Tenant may not assign this Lease or any interest of Tenant hereunder separately from its title to the Improvements.

         (e) No assignment of Tenant's interest under this Lease shall be valid unless made in compliance with this Section 23.

         (f) For purposes of this Section 23, the term "assignment of Tenant's interest under this Lease" shall include the direct or indirect assignment (in either a single transaction or a series of transactions) of the controlling stock ownership of any corporation which is Tenant under this Lease (other than through the sale of shares of a publicly traded corporation on a nationally recognized stock exchange or a nationally recognized over-the-counter quotation system, unless that sale is part of a tender offer or similar transaction pursuant to which direct or indirect control of Tenant is acquired by one or more related persons or entities) or which is a general partner of any partnership which is Tenant under this Lease or which is a direct or indirect parent of any such Tenant or general partner, and the direct or indirect assignment of any general partner's interest in a partnership which is Tenant under this Lease; and the term "assignment" shall include a sale or any other transfer.

         (g) The assignment, and Landlord's review of documentation and implementation thereof under this Section 23 shall be at No Cost to Landlord.

         (h) No assignment of this Lease shall release the originally named Tenant, Guarantor or any assignee thereof from the obligations of Tenant hereunder without the consent of Landlord and the Qualified Fee Mortgagee, which consent may be withheld in the Qualified Fee Mortgagee's sole discretion so long as Svenska Handelsbanken AB (publ) is the Qualified Fee Mortgagee.

         Section 24. RIGHTS OF LEASEHOLD MORTGAGEES, SUBLEASEHOLD MORTGAGEES AND QUALIFIED FEE MORTGAGEE.

         (a) TENANT'S RIGHT TO MORTGAGE. Tenant shall have the right to mortgage, pledge or grant a security interest in its interest in the Premises and in its leasehold in the Premises, and interest in the Improvements, furnishings, furniture, equipment, fixtures, and personal property thereon, from time to time by one or more mortgages, deeds of trust, deeds to secure debt, security agreements or other appropriate instruments, subject to this Section 24 and, if the same occurs during the Basic Term, the consent of the Qualified Fee Mortgagee to the extent required under the Basic Term Loan Documents. Tenant may, subject to obtaining any consent required pursuant to the Basic Term Loan Documents but without the consent of Landlord, execute and deliver from time to time one or more mortgages of, or pledges or grants of a security interest in, its interest in the Premises (including its leasehold and its interest in the Improvements) to one or more Institutional Lenders, each of which mortgages shall encumber no other premises or any interest therein and shall provide in substance that the mortgagee thereunder waives any right to retain and apply any Taking award to the extent such award is required to be applied otherwise by the express terms of this Lease (each such mortgage or instrument being herein referred to as a "Leasehold Mortgage" until it is discharged or satisfied). The lien of a Leasehold Mortgage shall in all events be subject and subordinate to the lien of the Qualified Fee Mortgage but prior to any "landlord" or similar lien now or hereafter existing upon personal property in connection with the Premises, but shall be subordinate to the Basic Term Loan and, if applicable the Extended Term Loan and the Qualified Fee Mortgage securing same. At any time after the execution and delivery of a Leasehold Mortgage, Tenant may send Landlord a notice ("Tenant's Notice") advising of the existence thereof and the address of the mortgagee or beneficiary thereunder for the service of notice, which notice shall be accompanied by conformed copies of such Leasehold Mortgage, the note or other obligation secured thereby and all other documents securing such note or obligation and a certificate of Tenant to the effect that such copies are correct and complete. Each mortgagee or beneficiary under a Leasehold Mortgage with respect to which a notice is given to Landlord in accordance with the immediately preceding sentence is herein referred to as a "Leasehold Mortgagee" until the related Leasehold Mortgage is discharged or satisfied. Upon the request of Landlord, Tenant shall furnish Landlord with proof satisfactory to Landlord of the priority of such Leasehold Mortgage with respect to other Liens. Any Leasehold Mortgagee may from time to time send Landlord a notice advising of the change of its address for purposes of this Lease or of the assignment of its Leasehold Mortgage and the name and address of the assignee, and upon receipt thereof by Landlord, Tenant's Notice shall be deemed amended accordingly. All Leasehold Mortgages shall be subordinate to the Qualified Fee Mortgage.

         (b) SUBTENANT'S RIGHT TO MORTGAGE. Subtenants who are (and whose subleases are) Qualified Subtenants and Subleases hereunder or that are required to be recognized by Landlord hereunder shall have the right to mortgage, pledge or grant a security interest in its interest in a sublease and subtenant's subleasehold estate in the Premises and interest in the Improvements, furnishings, fixtures and personal property thereon, from time to time by a Leasehold Mortgage to an Institutional Lender as Leasehold Mortgagee, subject to the Qualified Fee Mortgage, any First Leasehold Mortgage and this Section 24 and the consent of the Qualified Fee Mortgagee to the extent required. Each such mortgage shall encumber no other premises or any interest therein (each such mortgage being also herein referred to as a "Leasehold Mortgage" until it is discharged or satisfied). The lien of a Leasehold Mortgage shall be subject and subordinate to the lien of the Qualified Fee Mortgage but in all events prior to any "landlord" or similar lien now or hereafter existing upon personal property in connection with the Premises, but shall be subordinate to any First Leasehold Mortgage and the Qualified Fee Mortgage. At any time after the execution and delivery of a Leasehold Mortgage, Tenant or, if applicable, Subtenant, may send Landlord a notice ("Tenant's Notice") advising of the existence thereof and the address of the mortgagee or beneficiary thereunder for the service of notice, which notice shall be accompanied by conformed copies of such Leasehold Mortgage, the note or other obligation secured thereby and all other documents securing such note or obligation and a certificate of Tenant to the effect that such copies are correct and complete. Each mortgagee or beneficiary under a Leasehold Mortgage with respect to which a notice is given to Landlord in accordance with the immediately preceding sentence is herein referred to as a "Leasehold Mortgagee" until the related Leasehold Mortgage is discharged or satisfied. Upon request of Landlord, Tenant shall furnish Landlord with proof satisfactory to Landlord of the priority of such Leasehold Mortgage with respect to other Liens. Any Leasehold Mortgagee may from time to time send Landlord a notice advising of the change of its address for purposes of this Lease or of the assignment of its Leasehold Mortgage and the name and address of the assignee, and upon receipt thereof by Landlord, Tenant's Notice shall be deemed amended accordingly.

         (c) RECOGNITION AGREEMENTS. Landlord shall, upon request of Tenant, execute a recognition agreement with Tenant and/or such Qualified Subtenant and/or the Leasehold Mortgagee in the then current forms adopted by the Qualified Fee Mortgagee further evidencing and agreeing to those rights of non-disturbance and recognition in favor of Qualified Subtenants and their lenders (as to subleasehold improvements) contemplated hereby and under the terms of the Basic Term Loan Documents, and also to changes to the form as such Leasehold Mortgagee and such Qualified Subtenant shall reasonably require, provided that Landlord shall have no obligation to enter into any such agreement unless and until the Qualified Fee Mortgagee shall have entered into a comparable agreement with Tenant and/or such Qualified Subtenant and/or the Leasehold Mortgagee.

         (d) RIGHT OF LEASEHOLD MORTGAGEE AFTER EVENT OF DEFAULT. If an Event of Default by Tenant hereunder occurs, notice to that effect shall be sent by Landlord to each Leasehold Mortgagee, and Landlord shall take no action to terminate this Lease or to interfere with the occupancy, use or enjoyment of the Premises as a result of such Event of Default, provided that (i) not later than 20 days after the giving of each such notice by Landlord, a Leasehold Mortgagee shall give Landlord notice that such Leasehold Mortgagee intends to exercise its rights under this Section 24(d) to forestall such action, and (ii):

                  (A) if such Event of Default is a default in the payment of Rent, such Leasehold Mortgagee shall remedy such default not later than 20 days after the giving of such notice by Landlord; or

                  (B) if such Event of Default is a default in observing or performing any other condition or covenant to be observed or performed by Tenant and can be remedied by such Leasehold Mortgagee without obtaining possession of the Premises, such Leasehold Mortgagee shall remedy such default not later than 30 days after the giving of such notice by Landlord, provided that in the case of a default which cannot with diligence be remedied, or the remedy of which cannot be commenced, within such period of 30 days, such Leasehold Mortgagee shall have such additional period as may be necessary to remedy such default with diligence and continuity but not in excess of 180 days after the giving of such notice by Landlord; or

                  (C) if such Event of Default is a default which can only be remedied by such Leasehold Mortgagee upon obtaining possession of the Premises, such Leasehold Mortgagee shall obtain such possession with diligence and continuity, through a receiver or otherwise, and shall remedy such default within 30 days after obtaining such possession, provided that in the case of a default which cannot with diligence be remedied, or the remedy of which cannot be commenced, within such period of 30 days, such Leasehold Mortgagee shall have such additional period as may be necessary to remedy such default with diligence and continuity but not in excess of 180 days after obtaining such possession; or

                  (D) if such Event of Default is an Event of Insolvency, such Leasehold Mortgagee shall have no obligation to remedy such Event of Default but shall foreclose its Leasehold Mortgage with diligence and continuity or accept an assignment in lieu of foreclosure and upon completion of such foreclosure of acceptance of such assignment, such Event of Default shall be deemed remedied.

         Upon compliance with the foregoing, the notice of Landlord advising of such Event of Default and any action of Landlord to terminate this Lease or to interfere with the occupancy, use or enjoyment of the Premises by reason of such Event of Default shall be deemed rescinded and this Lease shall continue in full force and effect. If more than one Event of Default of which Landlord shall have given notice as aforesaid shall exist at the same time, the restrictions on Landlord's remedies in this Section 24(d) shall cease unless clauses (i) and
(ii) above are complied
with as to each such Event of Default. Tenant acknowledges that the Qualified Fee Mortgagee shall not be obligated to afford any of the cure periods set forth in this Section 24(d) or to accept any cure proffered by a Leasehold Mortgagee under this Section 24(d) during such cure periods, except in accordance with the rights of a Qualified Subleasehold Mortgagee in accordance with a recognition agreement as contemplated hereunder and under the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable.

         (e) PERFORMANCE OF TENANT'S OBLIGATION BY LEASEHOLD MORTGAGEE. If an Event of Default occurs, each Leasehold Mortgagee shall have the right, but not the obligation, to remedy such Event of Default or to cause it to be remedied, and Landlord shall accept such remedy on the part of such Leasehold Mortgagee. No Leasehold Mortgagee shall have any personal liability for performance of Tenant's obligations under this Lease unless and until such Leasehold Mortgagee acquires title to Tenant's leasehold estate or assumes possession of the premises. Tenant acknowledges that the Qualified Fee Mortgagee shall not be obligated to accept such performance, except in accordance with the rights of a Qualified Subleasehold Mortgagee pursuant to a recognition agreement as contemplated hereunder and under the Basic Term Loan Documents.

         (f) NEW LEASE. If, prior to the expiration of the Term, Landlord shall terminate this Lease for any reason, Landlord shall promptly notify the First Leasehold Mortgagee of such termination and the First Leasehold Mortgagee shall have the right to request Landlord to enter into a New Lease of the Premises with the First Leasehold Mortgagee or a person designated by the First Leasehold Mortgagee, such right to be exercisable by notice to Landlord within 30 days after the giving of such notice of termination by Landlord, accompanied by a statement by the First Leasehold Mortgagee of the amount of principal, interest and other sums due it under its Leasehold Mortgage and its undertaking in writing to remedy all defaults on the part of Tenant under this Lease (other than an Event of Insolvency) and to pay to Landlord the sum of the following (the "accrued amounts"): all Rent accrued hereunder to the date of termination, all minimum rent that would have accrued hereunder to the date of delivery of such New Lease had this Lease not been terminated, any net deficit incurred by Landlord in operating the Premises from the date of termination of this Lease to the date of delivery of such New Lease and all costs, including attorneys' fees, incurred by Landlord in connection with the termination of this Lease and with the execution and delivery of such New Lease. Within 30 days after receipt by Landlord from Tenant of such notice, statement and undertaking, at Landlord's election: (i) Landlord shall pay the First Leasehold Mortgagee the amount due it under its Leasehold Mortgage, exclusive of prepayment premiums or penalties, if any, in which event the First Leasehold Mortgagee shall execute and deliver to Landlord either (at Landlord's election) a recordable form of satisfaction and discharge of the First Leasehold Mortgage or an assignment thereof to Landlord, the First Leasehold Mortgagee shall be released from its undertaking and Landlord shall have no obligation to enter into a new lease with the First Leasehold Mortgagee, or (ii) Landlord shall tender to the First Leasehold Mortgagee or its designee the New Lease, executed by Landlord. If Landlord tenders the New Lease pursuant to clause (ii) of this Section 24(f), then unless within 10 days after such tender the First Leasehold Mortgagee or its designee executes and delivers the New Lease to Landlord and the First Leasehold Mortgagee pays Landlord the accrued amounts, Landlord shall have no further obligation to the First Leasehold Mortgagee or its designee under this Section 24(f). It is the intention of the parties that such New

Lease shall have the same priority relative to other rights or interests to or in the Premises as this Lease (and that any subleases and rights and obligations of subtenants shall not be merged or discharged thereby, but continue and attach as subleases and rights and obligations of subtenants under the New Lease in the same manner and with the same effect as hereunder), but Landlord shall have no liability to any person as a result of the New Lease not having that priority. The provisions of this Section 24(f) shall survive the termination of this Lease and shall continue in full force and effect thereafter to the same extent as if this Section 24(f) were a separate and independent contract among Landlord, Tenant and the First Leasehold Mortgagee. Notwithstanding anything to the contrary contained in this Section 24(f), in no event shall Landlord grant a New Lease to the First Leasehold Mortgagee for so long as Svenska Handelsbanken AB
(publ) is the Qualified Fee Mortgagee.

         (g) NON-TERMINATION/CONSENT OF MORTGAGEES. Notwithstanding anything else contained in this Lease, without the prior consent of each Leasehold Mortgagee, this Lease shall not be terminated, surrendered or amended (other than pursuant to Tenant's exercise of the Purchase Option, which purchase, as provided in this Lease, shall not merge the estates hereunder or terminate the rights of subtenants or Leasehold Mortgagees without their prior written consent), except by termination, if any, after an Event of Default by Tenant hereunder and the expiration of all notice and cure periods (including notice and cure periods to Leasehold Mortgagees and Qualified Subtenants hereunder), nor shall Landlord accept a surrender of this Lease. Without the prior consent of each Leasehold Mortgagee, which consent shall not be unreasonably withheld or delayed, this Lease shall not be amended in any way that affects the interests of such Qualified Fee Mortgagee or such Leasehold Mortgagee. Without the prior consent of the Qualified Fee Mortgagee, Landlord and Tenant shall not terminate, surrender, amend, modify or extend this Lease (other than pursuant to Tenant's exercise of the Purchase Option, which purchase, as provided in this Lease, shall not merge the estates hereunder or terminate the rights of subtenants or Leasehold Mortgagees without their prior written consent), nor shall Landlord grant to Tenant any waivers, extensions of time or deferrals.

         (h) LANDLORD'S DEALINGS WITH TENANT. No provision of any Leasehold Mortgage or of any other document evidencing or securing the loan secured by such Leasehold Mortgage shall be notice, constructive or otherwise, of any restriction on the rights or powers of Tenant to deal with Landlord, and, except as specifically provided in this Lease, Landlord shall have the right to deal with Tenant in the same manner as if such Leasehold Mortgage or other document had not been entered into.

         Section 25. SUBLETTING.

         (a) Tenant shall have the right to sublet the Premises only in accordance with this Section 25. Tenant shall have the right to sublet the Premises, provided that (i) Tenant may not sublet to a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission, or any other person or entity entitled to diplomatic or sovereign immunity, (ii) a sublease of all or substantially all of the Premises shall be for actual occupancy by the subtenant and (iii) if such sublease occurs during a time when the Basic Term Loan or any substitute Basic Term Loan is outstanding, the Qualified Fee Mortgagee (acting in accordance with the Basic Term Loan Documents) shall have consented to such subletting. In no event shall Landlord be required to give its consent to any subletting unless and until the Qualified Fee Mortgagee shall have consented thereto.

         (b)      Tenant shall cause each sublease to provide that:

                  (i) such sublease shall be subject to this Lease, the rights of Landlord under this Lease, and any modifications and extensions of this Lease that are not inconsistent with subtenant's rights as set out hereunder;

                  (ii) the term of such sublease shall expire no later than October 3, 2041, unless the continuation of the term beyond that date is conditioned on Tenant's having exercised the Purchase Option pursuant to this Lease;

                  (iii) if this Lease is terminated for any reason whatsoever (including an uncured Event of Default by Tenant) other than a Total Taking followed by Tenant's election to terminate, then, and immediately prior to such termination such sublease shall be in effect, such sublease shall, if the sublease is a one recognized or required to be recognized as a Qualified Sublease or shall at Landlord's election if not so recognized or required to be recognized, become a lease of the space covered thereby between Landlord and the subtenant upon the terms and conditions set forth in such sublease, provided that Landlord's liability and that of its partners, directors, officers and shareholders, if any, under such lease shall be subject to the limitations in Section 35 and Landlord shall not be (A) liable for any act or omission of the sublessor prior to such termination, (B) subject to offsets, defenses or counterclaims which such subtenant may have had against the sublessor, (C) bound by any covenant to undertake or complete any construction on the premises demised by such sublease, (D) bound by any obligation to make any payment to such subtenant or (E) bound by payments by such subtenant of rent for more than one month in advance of the due date provided in such sublease, security deposits or amounts in the nature of additional rent, such as payments of taxes and operating expenses, unless Tenant delivers such amounts to Landlord; and

                  (iv) the parties to such sublease shall not enter into a modification of such sublease that does not comply with this Section 25.

         (c) Not later than 30 days after the end of each calendar year, Tenant shall deliver to Landlord (i) a rent roll with respect to the Premises, setting forth at least the name of each subtenant, the date of its sublease, the space sublet, the term of its sublease, the fixed and any percentage rent payable under such sublease, any options of such subtenant to extend, expand, contract or buy, and any unpaid obligations of Tenant to any broker, agent or finder in respect of such sublease, and (ii) a certificate of Tenant, signed by an authorized partner or officer, to the effect that all subleases then in effect comply with the provisions of this Section 25 relating thereto. Upon request of Landlord from time to time, Tenant shall deliver to Landlord a correct and complete copy of each sublease of the Premises not theretofore delivered to Landlord

         (d) If this Lease is terminated for any reason whatsoever (including an uncured Event of Default by Tenant) other than by Tenant's exercise of the Option to Purchase or by a Total Taking followed by Tenant's election to terminate, then, notwithstanding anything to the contrary contained in Section 29, Landlord shall recognize and give effect to each sublease then in effect which is not in default beyond any applicable notice or grace period thereunder, provided that (i) such sublease complies with
Section 25, (ii) such subtenant shall have received a written agreement to recognize it from the Qualified Fee Mortgagee, (iii) each applicable Leasehold Mortgagee is an Institutional Lender and shall have entered into a written non-disturbance agreement with the subtenant under such sublease, providing in substance that such Leasehold Mortgagee shall not join such subtenant as a party defendant in any foreclosure action or proceeding instituted by such Leasehold Mortgagee and shall not evict such subtenant (except in the case of default under such sublease) in the event of foreclosure or the exercise of a power of sale by such Leasehold Mortgagee, which agreement shall then be in effect and an executed copy of which shall have been delivered to Landlord, (iv) such sublease was on market terms as of the date of its execution, (v) the subtenant has a net worth of at least $50,000,000 in Current Dollars or subtenant's guarantor is creditworthy in relation to the sublease obligations and (vi) such sublease is for at least 50,000 square feet.

         (e) As further security for Tenant's performance of its obligations hereunder, Tenant hereby assigns to Landlord, subject to any prior rights therein of the Qualified Fee Mortgagee and the First Leasehold Mortgagee, all of Tenant's right, title and interest in and to all subleases of the Premises, all rent and other sums payable thereunder and all cash or instruments deposited with Tenant pursuant to such subleases, provided that such assignment shall become operative and effective only if (i) an Event of Default shall occur
(ii) this Lease shall terminate, or (iii) Landlord shall re-enter the Premises after an Event of Default pursuant to the terms of this Lease by legal proceedings or otherwise, but in each case only as to such of the subleases as Landlord is obligated to recognize or elects to recognize under this Section 25. Such assignment shall be subject to any assignment of subleases and rents given as collateral security to (i) a Qualified Fee Mortgagee and (ii) the First Leasehold Mortgagee so long as such Leasehold Mortgagee shall have given Landlord notice that such Leasehold Mortgagee intends to exercise its rights under Section 24(d), shall be exercising such rights with diligence and continuity and shall apply any rents so assigned to the payment of any sums due to Landlord under this Lease prior to applying the same to payments of debt service due on the obligations secured by its Leasehold Mortgage. Tenant shall not make any assignment of subleases or the rents thereunder to any person other than a Leasehold Mortgagee or a permitted assignee of this Lease. No collection of rent by Landlord from a subtenant shall constitute a waiver of any default hereunder or any Event of Default or an acceptance of the subtenant as a tenant or a release of Tenant from any of its obligations hereunder. For so long as Svenska Handelsbanken AB (publ) is the Qualified Fee Mortgagee, Tenant shall not assign to the First Leasehold Mortgagee Tenant's right, title and interest in and to any sublease of the Premises or the rents thereunder.

         (f) Landlord's action and review consistent with this Section 25, and of any request by Tenant to recognize any Sublease shall be at No Cost to Landlord.

         Section 26. ADVANCES BY LANDLORD.

         If Tenant fails to make or perform any payment or act on its part to be made or performed under this Lease, Landlord may, at any time upon expiration of the applicable notice and cure period and without notice in case of an emergency make such payment or perform such act for the account of Tenant. The making of such payment or the performance of such act shall not be deemed a waiver of any default or a release of Tenant from any obligation. All sums so paid by Landlord and all necessary and incidental costs (including attorneys' fees and the allocable direct and indirect cost of Landlord's employees) incurred in connection with the performance of any such act by Landlord, together with interest at the Involuntary Rate from the date of the making of such payment or of the incurring of such costs by Landlord, shall be payable by Tenant to Landlord, on demand.

         Section 27. PERMITTED CONTESTS.

         (a) Tenant, or, if applicable, subtenant(s) or the First Leasehold Mortgagee acting in Tenant's behalf, may contest, by appropriate legal proceedings conducted in good faith and with diligence and continuity as provided in this Section 27, the amount, validity or application, in whole or in part, of any Imposition or Lien therefor, any materialmen's, mechanics', workmen's, repairmen's, carriers', warehousemen's or other like Lien, or any Applicable Law, Governmental Action or Insurance Requirement, provided that (i) no Event of Default shall have occurred and be continuing beyond the expiration of any applicable notice and cure period, (ii) such proceedings do not (A) involve any material danger of the sale, forfeiture or loss of the Premises, (B) interfere with the disposition of the Premises under this Lease, or (C) interfere with the payment of Rent, (iii) in the case of Impositions or Liens therefor, Tenant shall pay or cause the payment of such Impositions before delinquency (unless (A) payment would operate as a bar to such contest and (B) that unless Tenant has a net worth of $50,000,000 or more in Current Dollars, Tenant has provided evidence reasonably satisfactory to Landlord that it has funds sufficient to pay, or that Tenant has deposited or caused the deposit with Landlord (or, if required by the Qualified Fee Mortgagee or the First Leasehold Mortgagee, with the Depositary) a sum sufficient, in Landlord's judgment, to fully pay the taxes and (C) neither the Premises nor any part thereof would by reason of such postponement or deferment be subject to forfeiture or the imposition of any penalty or other liability on Landlord that would not be paid or reimbursed by Tenant), (iv) in the case of an Applicable Law or Governmental Action, Landlord shall not be in any danger of any criminal liability or civil liability that would not be paid or reimbursed by Tenant for failure to comply therewith, the Premises shall not be subject to the imposition of any Lien other than a Permitted Lien as a result of such noncompliance other than liens for Impositions being contested thereby, and the ultimate imposition of or compliance with such Applicable Law or Governmental Action shall not extend beyond the last day of the Term (v) unless Tenant has a net worth of $50,000,000 or more in Current Dollars, Tenant has provided evidence reasonably satisfactory to Landlord that it has funds sufficient to pay, or, in the alternative, Tenant shall have furnished to Landlord, if requested by Landlord, a bond or other security satisfactory to Landlord to assure payment of or compliance with the matter being contested and (vi) Tenant shall have provided Landlord with evidence of any consent to such contest required pursuant to the Basic Term Loan Documents of the Extended Term Loan Documents, as applicable. If, under Applicable Laws then in effect, such proceedings must be brought in the name of Landlord, Landlord shall, at Tenant's cost, join in such proceedings, execute documents required in connection therewith and otherwise cooperate with Tenant and/or subtenant(s) in the conduct of such proceedings.

         (b) Tenant shall provide Landlord and the Qualified Fee Mortgagee with prior notice in reasonable detail of any contest it proposes to make pursuant to Section 27(a).

         (c) Each contest permitted under Section 27(a) shall be promptly prosecuted to a final conclusion, and Tenant shall pay or indemnify, hold harmless and defend Landlord and the Qualified Fee Mortgagee from and against all loss, liability, damage, litigation, sums paid in settlement of any of the foregoing and cost (including attorneys' fees) in connection therewith, and shall promptly after the final termination of such contest pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable therein, together with all penalties, fines, interest and costs thereon or in connection therewith.

         (d) If Tenant shall not contest the assessed valuation of the Premises within 30 days of the last day to file an application to do so, Landlord shall have the right to do so. Any refund received as a result of a contest of the assessed valuation of the Premises by either Landlord or Tenant shall be paid to the party which paid the Taxes.

         Section 28. CONDITIONAL LIMITATIONS; DEFAULT PROVISIONS.

         Any of the following occurrences or acts shall constitute an "Event of Default" under this Lease:

         (a) if Tenant fails to make any payment of Rent and such failure continues for 10 days after Landlord has given Tenant notice specifying such default, or

         (b) if Tenant fails to maintain any insurance required to be maintained by Tenant under Section 21 and such failure continues for 10 days after Landlord has given Tenant notice specifying such default, or ---------

         (c) if the insurance maintained fails to comply with Section 21, or any Lien that is not a Permitted Lien continues to exist for 20 days from the earlier of (A) the date on which Landlord gives Tenant notice of the existence of such Lien and (B) the date on which Tenant otherwise acquires knowledge of the existence of such Lien, or Tenant shall sublet the Premises or make an assignment of Tenant's interest under this Lease except in accordance with the applicable provisions of this Lease, or

         (d) if Tenant fails to perform or observe any other covenant or condition to be performed or observed by Tenant under this Lease and such failure continues for 30 days after Landlord has given Tenant notice specifying such failure, or if such failure cannot be cured by the payment of money and cannot with due diligence be cured within such 30-day period because of the nature of the default or Unavoidable Delay(s) and cure after such period shall not subject Landlord to the risk of criminal liability, if Tenant fails to proceed promptly to cure such failure and thereafter complete the curing of such failure with diligence and continuity and in any event within 180 days after the giving of such notice,

         (e)      if an Event of Insolvency shall occur, or

                  (f) any act or omission of Tenant which causes a default beyond applicable notice grace and cure periods, if any, any, under the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable (provided that Landlord shall give Tenant notice thereof promptly upon Landlord's receipt of such notice, if any, from the Qualified Fee Mortgagee and permit Tenant the opportunity to cure same to the extent of Landlord's rights of cure under the Basic Term Loan Documents or Extended Term Loan Documents, as applicable), then, in any such case, Landlord shall, in addition to any other remedies available to it at law or in equity, but subject to the rights of certain mortgagees and subtenants as set out in other provisions of this Lease be entitled to give Tenant a notice of intention to end the Term at the expiration of five days from the date of the giving of such notice, and, if such notice is given, this Lease and the Term and estate hereby granted shall terminate on the expiration of such five-day period with the same effect as if the last day of such period was the date provided in Section 4 for the expiration of the Term, but Tenant shall remain liable for damages as provided herein or pursuant to law.

         Section 29. REMEDIES OF LANDLORD; WAIVERS.

         (a) Subject to the provisions of this Lease, if (i) Tenant defaults in the making of any payment of Rent and such default continues for 10 days after Landlord gives Tenant a notice specifying such default, (ii) a default of the type described in Section 28(f) shall occur or (iii) this Lease shall terminate as provided in Section 28, Landlord or its agents and employees may immediately or at any time thereafter re-enter the Premises, either by summary dispossess proceedings or by any suitable action or proceeding at law or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as its first estate and interest therein. Landlord may complete any construction required to be completed by Tenant hereunder and may relet the Premises for any period, to any person and for any use or purpose and in that connection make any alterations to the Premises it deems advisable, but shall not have any obligation to relet or attempt to relet the Premises or to make any such alterations or to collect rent after reletting. Tenant shall remain liable for all obligations of Tenant hereunder even after eviction or abandonment.

         (b) If this Lease is subject to termination or shall terminate as provided in Section 28 and if Tenant does not then exercise the Purchase Option and pay any amounts required pursuant to Section 6(b)(iii) by reason of such early exercise of the Purchase Option (which Tenant may do, notwithstanding the dates set forth in Section 46, provided that such exercise occurs during the Basic Term and Tenant shall also cure any defaults under this Lease before, by means of or simultaneously with the closing of title pursuant to the Purchase Option), Tenant shall forthwith pay to Landlord (or, for so long as Svenska Handelsbanken AB (publ) is the Qualified Fee Mortgagee, Escrow Agent) the amount of the unpaid Rent payable by Tenant up to the time of such termination or re-entry plus the Loan Retirement Amount plus $7,000,000. Action(s) for the recovery of any such amounts payable by Tenant may be brought by Landlord from time to time at its election, and Landlord shall not be required to delay any such action until the date this Lease would have expired but for such termination.

         (c) Landlord shall be entitled, to the extent permitted by Applicable Laws then in effect, to injunctive relief in case of the breach or attempted or threatened breach, of any covenant or condition of this Lease or to a decree compelling performance or observance of any covenant or condition of this Lease, and to any other appropriate equitable relief.

         (d) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Nothing in this Lease shall be construed to limit the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant, an amount equal to the maximum allowed by any Applicable Law in effect at the time such damages are to be proved, whether or not such amount is greater or less than or equal to any damages provided for herein.

         (e) Tenant hereby waives and surrenders, for itself and all those claiming under it, (i) any right or privilege which it or any of them may have under Applicable Law in effect from time to time to redeem the Premises or to have a continuance of this Lease after termination by Landlord, unless such right or privilege shall have been specifically set forth in this Lease, (ii) the benefits of any Applicable Law in effect from time to time to the extent it exempts the Premises from liability for debt or for distress for rent or affects or regulates or attempts to affect or regulate the Rent or permits Tenant or any subtenant to remain in possession of the Premises beyond the date of termination of this Lease or of its sublease, as the case may be and (iii) any right or privilege which it or any of them may have under Applicable Law in effect from time to time to raise any defenses to a deed in lieu of foreclosure from Landlord to the Qualified Fee Mortgagee.

         (f) The failure of Landlord to insist at any time upon the strict performance or observance of any covenant or condition or to exercise any right, power or remedy under this Lease shall not be construed as a waiver or relinquishment thereof for the future.

         (g) No receipt of monies by Landlord from Tenant after termination of this Lease or re-entry by Landlord shall reinstate or continue the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent then or thereafter due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy. Before or after such termination or re-entry, Landlord may demand and receive any monies due without in any manner affecting such termination or re-entry or any notice or proceeding in connection therewith, and all such monies received shall be deemed payments on account of the use and occupation of the Premises or, at the election of Landlord, on account of Tenant's liability hereunder. The receipt by Landlord of any Rent under this Lease with knowledge of the breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. Any amounts paid by Tenant to Landlord may be applied by Landlord, in its sole discretion, to any items then owing by Tenant to Landlord under this Lease, and receipt of a partial payment shall not be deemed to be an accord and satisfaction or waiver of the failure to make full payment.

         (h) Tenant shall be liable for all attorneys' fees and other costs (including breakage fees, funding losses and "make whole" fees) imposed upon Landlord under the Basic Term Loan Documents or Extended Term Loan Documents, as applicable, by reason of the occurrence of any Event of Default (unless such default is due solely to acts or omissions of Landlord or its Affiliates) or the exercise of remedies with respect thereto and for all costs incurred in connection with the return of the Premises to the condition required by and otherwise in accordance with Section 9, as if the Premises were being returned at the end of the Term. If Landlord, without fault on its part, is made a party to any litigation commenced against Tenant and if Tenant does not provide Landlord with counsel satisfactory to Landlord, Tenant shall pay all attorneys' fees and costs incurred or paid by Landlord in connection with such litigation.

         (i) Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of Tenant's failure to provide and keep insurance in force as provided in this Lease to the amount of the insurance premium or premiums not paid, but Landlord also shall be entitled to recover, as damages for such breach, the uninsured amount of any loss and Landlord's costs, including attorneys' fees, suffered or incurred by reason of damage to or destruction of the Premises.

         Section 30. QUIET ENJOYMENT.

         (a) Landlord covenants that so long as Tenant shall pay the Rent and shall perform and observe all material covenants and conditions to be performed or observed by Tenant under this Lease, and subject to the condition of the Premises and matters of title existing on the date of this Lease, all Liens and the Qualified Fee Mortgage and all Applicable Laws, Governmental Actions and Insurance Requirements now or hereafter in effect (subject to the right to contest the same pursuant to Section 27), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term free of interference from Landlord or those claiming through or under Landlord.

         (b) This Lease is intended to be recorded after, and in all cases shall be subject and subordinate to, the Qualified Fee Mortgage


         Section 31. CERTIFICATES.

         (a) Each party shall, from time to time upon not less than 20 days' prior request by the other party, deliver to the requesting party or any prospective transferee or mortgagee of the requesting party a certificate, executed and acknowledged by an authorized partner or officer of the certifying party and dated currently, with respect to the following items: (i) the amount of the rent due, if any, (ii) whether or not this Lease is unmodified and in full force and effect (or if there have been modifications, whether or not the same are in full force and effect as modified and identifying the modifications), (iii) whether or not, the certifying party's actual knowledge, the requesting party is in default and specifying the nature of any such default and (iv) such other matters as the requesting party may have reasonably requested.

         (b) Any provision of this Lease which requires the certification of the existence or nonexistence of any particular fact implies as a condition the existence or nonexistence, as the case may be, of such fact, and Landlord or Tenant, upon receipt of any such certification from the other, shall be free to establish to its satisfaction the existence or nonexistence of any such fact.

         Section 32. CONSENTS, APPROVALS, ETC.

         (a) Subject to any provision to the contrary in this Lease, whenever the consent or approval of a party to this Lease is required under any provision of this Lease or a matter is subject to the satisfaction, judgment or determination of a party under any provision of this Lease, such party shall not unreasonably withhold such consent or approval and shall not be unreasonable in deciding whether such matter is satisfactory or in making such judgment or determination, provided that if the consent, approval, satisfaction, judgment or determination of Landlord is called for at a time when an Event of Default of the type described in Section 28(a), (b), or (c) has occurred and is continuing, Landlord shall have no obligation to act on the matter in question until the Event of Default has been remedied. Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be obligated to give any consent, approval, satisfaction, judgment or determination unless and until the Qualified Fee Mortgagee shall have given such consent, approval, satisfaction, judgment or determination, to the extent required under the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable.

         (b) If, pursuant to Section 32(a), Landlord is prohibited from being unreasonable in connection with any consent, approval, satisfaction, judgment or determination and Landlord is found to have been unreasonable, such consent, approval, satisfaction, judgment or determination shall be deemed given or made and Tenant shall have no other remedy against Landlord in connection therewith.

         Section 33. NOTICES, DEMANDS, ETC.

         (a) All notices, demands, certificates, consents, approvals and other communications required or permitted to be given pursuant to this Lease shall be in writing and shall be deemed given or received when delivered in person, by courier or by confirmed facsimile transmission or five days after mailing by registered or certified United States mail, postage prepaid, and return receipt requested, addressed as follows:

                  If to Landlord:

                           ALX of Paramus LLC
                           c/o Vornado Realty Trust
                           210 Route 4 East
                           Paramus, New Jersey 07652
                           Attention:  Vice President, Real Estate

                           with copies to:

                           Winston & Strawn
                           200 Park Avenue
                           New York, New York 10166
                           Attention:  Neil Underberg, Esq.



                           Svenska Handelsbanken AB (publ)
                           153 East 53rd Street

                           37th Floor
                           New York, New York 10022
                           Attention:  Mary Lundstrom


                           Sussman Sollis Ebin Tweedy & Wood, LLP
                           767 Fifth Avenue, 8th Floor
                           New York, New York 10153
                           Attention:  Robert F. Ebin, Esq.


                  If to Tenant:

                           IKEA Property, Inc.
                           496 West Germantown Pike
                           Plymouth Meeting, Pennsylvania  19462
                           Attention: President

                           Marvin, Larsson, Henkin & Scheuritzel
                           1500 Market Street, Centre Square West
                           Suite 3510
                           Philadelphia, Pennsylvania  19102
                           Attention: David J. Larsson, Esq.

         (b) Either party may, from time to time, by 10 days' prior notice to the other party, change any of its addresses or addressees.

         (c) Tenant shall give prompt notice to the Qualified Fee Mortgagee (in the manner set forth in the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable) and Landlord of any defaults pursuant to this Lease by Landlord.

         Section 34. Limitation on Landlord's Liability.

         Tenant shall look solely to Landlord's interest in the Premises, including Rents, amounts held by or through the Depositary, Taking awards, for the recovery of any judgment against Landlord, and if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, its directors, officers and shareholders, shall not be personally liable for any such judgment. The foregoing shall not limit any right of Tenant to obtain injunctive relief against Landlord or to maintain any suit for specific performance or other equitable relief.

         Section 35. NO MERGER OF TITLE.

         There shall be no merger of the leasehold estate hereby created with any other estate in the Premises, without the prior consent of all persons owning, or holding a security interest in, each such estate.

         Section 36. Relationship of Parties.

         Landlord does not, by entering into this Lease, become a partner or joint venturer of Tenant or a member of a joint enterprise with Tenant.

         Section 37. SEPARABILITY.

         Each covenant in this Lease shall be construed to be a separate and independent covenant, and the breach of any such covenant by one party shall not discharge or relieve the other from the obligation to perform its covenants. If any provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. To the extent permitted by Applicable Law, Tenant hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         Section 38. BROKERS.

         Each party represents to the other that it has dealt with no broker, agent or finder in connection with the transactions contemplated by this Lease other than Staubach Retail Services and Fidelity Commercial Real Estate Alliance, Inc., for whose fees Tenant shall be responsible, and Gordon/Brandt LLC, for whose fees Landlord shall be responsible. Each party shall pay or indemnify, hold harmless and defend the other from and against all loss, liability, damage, litigation, sums paid in settlement of any of the foregoing and cost (including attorneys' fees) arising from any claim by any person that he acted on behalf of the indemnitor in connection with such transactions.

         Section 39. ENTIRE AGREEMENT.

         This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreement.

         Section 40. AMENDMENTS.

         Neither this Lease nor any of the terms hereof may be amended, modified or waived, nor may consent be given orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver or consent is sought.

         Section 41. RECORDING OF LEASE.

         Promptly after the execution of this Lease, Landlord shall record this Lease and the Guaranty in the land records of Bergen County, New Jersey.

         Section 42. RULES OF USAGE.

         The following rules of usage shall apply to this Lease unless otherwise required by the context:

         (a) Singular words include the plural and vice versa. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person(s) referred to may require.

         (b) References to articles, sections, exhibits or schedules are references to articles, sections, exhibits or schedules of this Lease. The words "herein", "hereof" and "hereunder" and words of similar import shall be construed to refer to this Lease as a whole and not to any particular article, section , paragraph or subpart thereof unless expressly so stated.

         (c) The headings, subheadings and table of contents used in this Lease are solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect their meaning, construction or effect.

         (d) References to any person shall include such person and its successors and permitted assigns and in the case of an individual, his or her heirs and legal representatives.

         (e) Each of the parties and their counsel have reviewed and revised, or requested revisions to, this Lease, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Lease.

         (f) Unless the contrary is required by an express provision or the context, each reference to "the Premises" shall be deemed a reference to "the Premises or any part thereof", each reference to "the Land" shall be deemed a reference to "the Land or any part thereof" and each reference to "the Improvements" shall be deemed a reference to "the Improvements or any part thereof".

         (g) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or document is in effect.

         (h) The words "include", "including" and "such as" shall each be construed as if followed by the phrase "without limitation".

         (i) Any reference to Landlord's attorneys' fees shall mean Landlord's reasonable attorneys' fees, disbursements and other expenses incurred by Landlord, including those incurred in connection with any appellate proceedings.

         (j) All references in this Lease to "licensed professional engineer" or "registered architect" mean a professional engineer or architect who is duly licensed or registered, as the case may be, by the state in which the Premises are located.

         (k) The word "re-enter" as used herein is not restricted to its technical legal meaning.

         (l) From and after the time that Svenska Handelsbanken (AB) publ is no longer the Qualified Fee Mortgagee, any references to the consent or approval of the Qualified Fee Mortgagee, or the conformity of acts or covenants with the terms of the Basic Term Loan Documents or the Extended Term Loan Documents shall be deemed deleted to the extent that such consent or approval, or conformity of acts or covenants is not required pursuant to any then-applicable Basic Term Loan Documents or Extended Term Loan Documents.

         Section 43. GOVERNING LAW.

         This Lease shall be governed by and construed in accordance with laws of the State of New Jersey.

         Section 44. COUNTERPART EXECUTION.

         This Lease may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart.

         Section 45. ENVIRONMENTAL MATTERS.

         (a) Tenant will obtain all approvals required under applicable Environmental Laws for its construction of improvements on, and use of, the Premises during the Term.

         (b) Tenant shall cause the Premises to comply with all applicable Environmental Laws at all times during the Term.

         (c) Tenant shall not accept, treat, transport, handle, store, dispose or remove any Contaminant except in compliance with all Environmental Laws, and Tenant shall not suffer, permit, or cause the Release or threatened Release of any Contaminant at, on, under, to, or from the Premises during the Term.

         (d) Tenant shall not suffer, permit or cause the attachment of any environmental lien on the Premises, nor shall Tenant suffer, permit, allow, or cause the imposition of any engineering or institutional controls, including without limitation capping, deed notice, declaration of environmental restriction or other institutional control notice, without the prior written consent of Landlord.

         (e) Tenant shall not cause, suffer or permit any of the following to be placed, stored, used or disposed of at the Premises: asbestos, materials containing asbestos, urea/formaldehyde, mono-or poly-chlorinated biphenyls or transformers, capacitors, ballasts or other equipment which contain dielectric fluid containing mono-or poly-chlorinated biphenyls, or paint or coating containing lead or mercury.

         (f) Tenant shall be solely responsible for and shall comply with all requirements of all Environmental Laws and the requirements relating to Environmental Laws, hazardous materials and other environmental matters set forth in the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, including any and all requirements that would, but for the agreement of Landlord and Tenant, apply to Landlord as owner and/or operator of the

Premises. If Tenant's operations or the operations of any subtenant, invitee, representative or agent or any other act, omission, event or condition on the Premises during the Term constitute an "Industrial Establishment" and subject the Premises to the requirements of ISRA, then in connection with (i) Tenant's closing operations or transferring ownership or operations of Tenant at the Premises (as defined under ISRA), (ii) the expiration or sooner termination of this Lease or any assignment of this Lease, (iii) any subletting of any portion of the Premises or (iv) or any other ISRA triggering event, Tenant shall, at its sole expense, comply with any and all applicable requirements of ISRA. Without limiting the foregoing two sentences, it is expressly understood and agreed that Tenant shall be solely responsible and liable for, and shall defend, indemnify and hold harmless Landlord and the Qualified Fee Mortgagee with respect to, compliance with any and all requirements under ISRA and any and all Environmental Laws arising out of or in connection with Tenant's purchase of the Premises or its exercise of the Purchase Option, or the planned or actual closing of, or transfer of operations at or from, the Premises, including but not limited to the submission of all necessary applications, reports, studies, and other filings, the investigation, assessment, and monitoring of operations and environmental conditions in, on, under or about the Premises or its environs, the planning and implementation of remedial actions and other cleanups, and payment of any and all costs in connection therewith, including but not limited to fees and costs of attorneys, consultants, contractors, laboratories, and doctors, governmental fees and costs of oversight, response, and enforcement, and penalties or fines. In addition, Tenant shall defend, indemnify and hold harmless Landlord for any loss, cost or expense incurred by Landlord pursuant to any indemnity regarding Environmental Laws, hazardous materials or environmental matters contained in the Basic Term Loan Documents or the Extended Term Loan Documents, including the Environmental Indemnity Agreement dated as of the date hereof between Landlord and Svenska Handelsbanken AB (publ). Tenant shall notify Landlord in advance of all meetings scheduled between Tenant or Tenant's representatives and NJDEP regarding Tenant's effort(s) to comply with ISRA, and Landlord and Landlord's representative shall have the right, without the obligation, to attend and participate in all such meetings.

         (g) Within five business days after receiving actual or constructive notice thereof, Tenant shall notify Landlord of (i) any violation or alleged violation of any Environmental Law applicable to the Premises, (ii) any Release or threatened or suspected Release of any Contaminant, (iii) the use, generation, treatment, storage, transport or disposal of any Contaminant at, on, under, to or from the Premises in violation of Applicable Laws, (iv) any injury or threatened injury to human health or safety or the environment by reason of the matters set forth in clauses (i), (ii) or (iii) of this Section 45(g), (v) any revocation, expiration, termination or failure to obtain or renew any approval required under any Environmental Laws applicable to or required for the Premises or (vi) the closing or transfer of operations at, or the sale or transfer of the Premises which triggers any requirement or liability under ISRA. If Tenant receives any notice in connection with matters described in this
Section 45(g) or if Landlord receives a request from a Qualified Fee Mortgagee for an environmental audit or investigation, Tenant shall immediately initiate, or cause to be initiated at No Cost to Landlord, such actions as may be necessary to comply in all respects with all applicable Environmental Laws and to alleviate any unreasonable risk to human health or the environment if the same arises from a condition on or in respect of the Premises or any part thereof, whether existing prior to, on or after the date of this Lease. Once Tenant commences such actions, Tenant shall thereafter diligently and expeditiously proceed to comply materially and in a timely manner with all Environmental Laws and to eliminate any unreasonable risk to human health or the environment and shall, at the request of Landlord during the Term, give periodic progress reports on its compliance efforts and actions. If Tenant receives any notice in connection with matters described in this Section 45(g) or if Landlord receives a request from a Qualified Fee Mortgagee for an environmental audit or investigation, Landlord may require Tenant, at Tenant's sole expense, to cause an environmental audit or investigation of the Premises to be conducted by an environmental consultant satisfactory to Landlord and, if applicable, the Qualified Fee Mortgagee.

         Section 46. PURCHASE OPTION.

         (a) Provided that (i) Tenant shall not then be in continuing default in any of its covenants to be performed during the Basic Term past applicable notice and grace periods, (ii) Tenant shall cure any such defaults before, by means of or simultaneously with the closing of title pursuant to the Purchase Option or (iii) if such default(s) are not capable of cure before, by means of or simultaneously with such closing of title because they are not for a liquidated sum but Tenant provides Landlord with security acceptable to Landlord and the Qualified Fee Mortgagee, for the full payment and performance of the obligation(s) in default, Tenant shall have the option (the "Purchase Option") to buy the Premises by paying a the Purchase Option Price. The "Purchase Option Price" shall be equal to (i) $75,000,000 plus (ii) all interest, late charges, fees, costs and expenses due and owing then due and owing under the Basic Term Loan Documents or the Extended Term Loan Documents, as applicable, less (iii) any reductions of the principal amount of the Basic Term Loan or the Extended Term Loan, as applicable, in connection with a condemnation or casualty, which purchase price shall be paid to or at the direction of Landlord. For so long as Svenska Handelsbanken AB (publ) is the Qualified Fee Mortgagee, Landlord hereby directs Tenant to pay the Purchase Option Price as follows: (A) the Loan Retirement Amount to the Qualified Fee Mortgagee and (B) $7,000,000 to Landlord. Landlord shall promptly reimburse Tenant for any late fees, default interest or other charges paid by Tenant which resulted solely from the acts or omissions of Landlord, Manager or Landlord's Affiliates.

         (b) The Purchase Option may be exercised by notice to Landlord at any time after October 3, 2020 but before September 4, 2021. The closing of the Purchase Option shall occur on October 4, 2021. Time shall be of the essence with respect to the dates set forth in this Section 46(b).

         (c) If Landlord is unable or refuses to transfer the Premises in accordance with this Section 46, then Tenant shall have all rights and remedies available at law or in equity, including but not limited to the remedy of specific performance.

         (d) At the closing of the Purchase Option, (i) the Premises shall be conveyed by Landlord to Tenant by an instrument in substantially the form of Exhibit A attached hereto, (ii) Landlord shall pay all realty transfer fees and taxes on the conveyance of the Premises and (iii) Tenant shall pay all title charges and premiums and the fees for recording the deed of the Premises. Title to the Premises shall be conveyed subject to such Permitted Liens as remain valid and effective and all other matters affecting title which shall have been agreed to or suffered through the acts or omissions of Tenant.

         (e) If Tenant does not exercise the Purchase Option in accordance with this Section 46 or, having elected to exercise the Purchase Option, if Tenant fails to consummate the closing thereof pursuant to the terms and provisions hereof, the Purchase Option shall for all purposes be deemed cancelled and terminated.

         Section 47. SPE COVENANTS. LANDLORD AGREES:

         (a) That debt to the holder of the Qualified Fee Mortgagee is not enforceable personally against Landlord or Alexander's, Inc. ("Parent"), but only in rem as more fully set forth therein and in the note secured by the Qualified Fee Mortgage;

         (b) That as of the date hereof, Landlord has no other debt (and no guaranty or inter-company obligation); that Parent has none with respect to Landlord and that there will be none after Closing;

         (c) That Landlord has not and will not have any business activity other than its passive ownership of the Premises and will not own any other property;

         (d) That Landlord will not merge with another entity or acquire any interest in other entities;

         (e) That Landlord will not convey, pledge or enter into other agreements to share any beneficial interest in the Premises or its rents (other than pursuant to the Basic Term Loan or the Extended Term Loan);

         (f) That Landlord will keep separate books and records, stationery and bank accounts;

         (g) That the shares in Landlord shall be made non-transferable and not subject to any pledge; and that the certificates will be held by an escrow agent, with proxy and irrevocable voting powers (to the escrow holder or independent director) to vote same against any changes in the provisions of this
Section 47 and to vote against filing any bankruptcy petition or insolvency proceeding hereafter for Landlord, and against dissolution, liquidation, consolidation or merger;

         (h) That the provisions of this Section 47 have been incorporated into, and thereafter will be maintained in, the Operating Agreement for Landlord, with requisite authorization by Parent for same, and requiring unanimity/action of the escrow holder or independent director for any bankruptcy, dissolution, liquidation, merger, consolidation or change in the provisions set forth in this Section 47;

         (i) That Landlord shall have no contracts other than arms-length agreements with unaffiliated providers of professional services;

         (j) That Landlord shall not co-mingle assets with its Affiliates, and shall not use assets or proceeds to pay or guaranty any debts of Parent or Affiliates;

         (k) That all Fixed Rent payable to Landlord be sent to a lockbox or Escrow Agent as the Qualified Fee Mortgagee shall specify in written direction or agreement with Landlord, from which debt service shall be paid to Qualified Fee Mortgagee with the balance thereafter to Landlord to be used (i) to pay outstanding tax liabilities and professional fees of Landlord and (ii) thereafter either retained by Landlord or distributed as dividend to Parent; and

         (l) The covenants contained in this Section 47 shall survive until one year after the earlier of the end of Term or exercise of the Purchase Option.

         Section 48. Confidentiality. (a) Landlord acknowledges and agrees, for itself and its Affiliates, and its and their respective officers, employees, agents and professionals, that except as set forth in this Section 48, they will keep confidential all information regarding Tenant's interest in the Premises, its development plans and the specific terms of this Lease and related agreements, including Tenant's identity as IKEA Property, Inc. and its affiliation with other IKEA entities and operations. This confidentiality provision is a material inducement for Tenant to enter into this Lease. Disclosure by Landlord shall be limited to: (i) disclosures to Landlord's Affiliates, officers, employees, accountants, attorneys, lenders and auditors, provided that the parties receiving such disclosure shall be given a copy of and be bound by these confidentiality provisions; (ii) disclosures consented to in writing by Tenant or deemed consented to pursuant to Section 48(c); (iii) disclosures pursuant to demands under the authority of a government agency or court or otherwise required by Applicable Laws; (iv) disclosures required by securities laws; provided, however, that if this Lease transaction is required to be disclosed under securities laws, unless Applicable Laws shall require otherwise, such disclosure shall not identify Tenant by name and shall instead describe it as "a major retail tenant"; and (v) the recording contemplated by
Section 41.

         (a) Notwithstanding the provisions of Section 48(a), Tenant's identity may be disclosed and will be deemed to be public knowledge when Tenant has publicly announced its plans for the Premises or made a publicly-filed application for any development approvals relating to or at the Premises with the Borough of Paramus which identifies Tenant by name, or the recording contemplated by Section 41 occurs.

         (b) Landlord (and Affiliates if applicable) shall give Tenant three business days' prior notice and a copy of any proposed public announcement or disclosure, provided that (i) Tenant shall not withhold its consent if such announcement or disclosure is in compliance with this Agreement; (ii) the provisions of this Section 48(c) shall not be applicable to any disclosure required by Applicable Laws; and (iii) if Tenant does not respond to any request for consent made pursuant to this Section 48(c) within three business days after receipt of Landlord's request therefor, Tenant shall be deemed to have consented thereto.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the date first set forth above.


                                    ALX OF PARAMUS LLC

                                    By:         /s/ Joseph Macnow
                                             ------------------------------
                                             Name:    Joseph Macnow
                                             Title:   Executive Vice-President -
                                                      Finance and Administration

                                    IKEA PROPERTY, INC.

                                    By:          /s/ Michael McDonald
                                             ------------------------------
                                             Name: Michael McDonald
                                             Title: President

STATE OF NEW JERSEY)
                     )  ss.:
COUNTY OF BERGEN)





         I certify that on October 3, 2001, Joseph Macnow personally came before me and acknowledged under oath, to my satisfaction, that he signed, sealed and delivered the attached document as the Executive Vice-President - Finance and Administration of ALX OF PARAMUS LLC named in this document, and this document was signed and made by the limited liability company as its voluntary act and deed by virtue of authority from its members.






                                        ----------------------------------
                                                  Notary Public

COMMONWEALTH OF PENNSYLVANIA    )
                                )  ss.:
COUNTY OF MONTGOMERY            )



         I certify that on October __, 2001, ___________ personally came before me and acknowledged under oath, to my satisfaction, that he signed, sealed and delivered the attached document as the ____________ of _____________________ named in this document, and this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its board of directors.






                                  --------------------------------------------

                                                  Notary Public

                                                                      Schedule A

                               Description of Land

                                                                       Exhibit A


                                  Form of Deed


                                              RECORD AND RETURN TO:



                                              PREPARED BY:



                                              -------------------------





                                      DEED


This Deed is made as of _________________, 20__ between ALX OF PARAMUS LLC, a Delaware limited liability company having an office at c/o Vornado Realty Trust, 210 Route 4 East, Paramus, New Jersey 07652, referred to as the Grantor, and IKEA PROPERTY, INC., a Delaware corporation, having an office at 496 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, referred to as the Grantee.

1. TRANSFER OF OWNERSHIP. The Grantor grants and conveys (transfers ownership of) the property (called the "Property") described below to Grantee. This transfer is made for the sum of SEVENTY-FIVE MILLION AND 00/100 ($75,000,000) Dollars. The Grantor acknowledges receipt of this money.

2. TAX MAP REFERENCE. (N.J.S.A. 46:15-1.1) Borough of Paramus, Block 1202, Lot 1 and Block 1101, Lot 3.


          [ ] No property tax identification number is available on the date of this Deed. (Check box if applicable.)

3. PROPERTY. The Property consists of the land conveyed in fee simple, subject to provisions below, and all the buildings and structures on the land in the Borough of Paramus, County of Bergen and State of New Jersey. The legal description is more particularly described by metes and bounds on Schedule A annexed hereto and made a part hereof.

The street address of the Property is: Route 4 and Route 17, Paramus, New
Jersey.

              PROMISES BY GRANTOR.  The Grantor covenants that the Grantor has not done or suffered anything whereby the said premises have been encumbered in any way whatsoever, except as aforesaid. This promise is called a "covenant as to grantor's acts" (N.J.S.A. 46:4-6).

         IN WITNESS WHEREOF the Grantor has duly executed this Deed the day and year first above written.

                                       ALX OF PARAMUS LLC


                                       By:
                                          -----------------------------------
                                            Name:
                                            Title:

STATE OF ___________       )
                           ) ss.
COUNTY OF _________        )


         I CERTIFY that on ____________, 20__, ________________ personally came before me and stated to my satisfaction that this person (or if more than one, each person):

         (a)               was the maker of the attached Deed;

         (b) was authorized to and did execute this Deed as _________________ of ALX of Paramus LLC, the entity named in this Deed;

         (c) made this Deed for $75,000,000 as the full and actual consideration paid or to be paid for the transfer of title (such consideration is defined in N.J.S.A. 46:15-5); and

         (d)               executed this Deed as the act of the entity.


Signed and sworn to before me
on _______________, 20__:


__________________________
Notary Public

                 DEED                         Dated: ________________, 20__

ALX OF PARAMUS LLC                                  Record and return to:
                           Grantor
                 TO

IKEA PROPERTY, INC.        Grantee

                                   SCHEDULE A